                                                                       EXHIBIT 2
================================================================================



                          AGREEMENT AND PLAN OF MERGER



                                     AMONG



                             ESI ACQUISITION CORP.,



                              SEMTECH CORPORATION,

                                      AND

                        EDGE SEMICONDUCTOR INCORPORATED



                          ---------------------------



                                OCTOBER 2, 1997



================================================================================

                               TABLE OF CONTENTS
                               -----------------
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 ARTICLE I    DEFINITIONS................................................   1

 ARTICLE II   THE MERGER.................................................   9

       2.01   Merger.....................................................   9
       2.02   Effective Time.............................................  10
       2.03   Articles of Incorporation;
              Bylaws; Directors and
              Officers; Name.............................................  10
       2.04   Assets and Liabilities.....................................  10
       2.05   Further Assurances.........................................  11
       2.06   Conversion of Securities...................................  11
       2.07   Dissenting Shares..........................................  14
       2.08   Exchange of Shares.........................................  14
       2.09   Escrow; Indemnification
              Representative.............................................  16
       2.10   Shareholders' Consent......................................  18
       2.11   Consummation of Merger.....................................  18
       2.12   Closing....................................................  18
       2.13   Actions at the Closing.....................................  18

 ARTICLE III  REPRESENTATIONS AND WARRANTIES
              REGARDING THE COMPANY......................................  19

       3.01   Organization and Good
              Standing; Authorization....................................  19
       3.02   No Conflicts...............................................  20
       3.03   Capitalization.............................................  20
       3.04   Financial Statements.......................................  21
       3.05   Title to Property;
              Encumbrances...............................................  22
       3.06   Accounts Receivable........................................  25
       3.07   Inventories................................................  25
       3.08   Trademarks, Patents, Etc...................................  25
       3.09   Banking and Insurance......................................  26
       3.10   Indebtedness...............................................  27
       3.11   Judgments; Litigation......................................  28
       3.12   Income and Other Taxes.....................................  28
       3.13   Compliance with Law........................................  30
       3.14   Employee Benefit Matters...................................  30
       3.15   No Undisclosed Liabilities.................................  32
       3.16   Permits, Licenses, Etc.....................................  32
       3.17   Regulatory Filings.........................................  33
       3.18   Consents...................................................  33
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                                      -i-
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       3.19   Material Contracts; No
              Defaults...................................................  33
       3.20   Absence of Certain Changes.................................  36
       3.21   Employees and Labor Matters................................  37
       3.22   Affiliations...............................................  38
       3.23   Principal Customers and
              Suppliers..................................................  38
       3.24   Warranty Liability.........................................  38
       3.25   Corporate Records..........................................  38
       3.26   Brokers' Fees..............................................  39
       3.27   Disclosure.................................................  39

ARTICLE IV    REPRESENTATIONS AND WARRANTIES
              OF BUYER...................................................  39

       4.01   Organization, Power and
              Authority of Buyer.........................................  39
       4.02   Organization, Power and
              Authority of Newco.........................................  39
       4.03   Authorization..............................................  40
       4.04   Reports and Financial Statements...........................  40
       4.05   Capitalization.............................................  41
       4.06   Absence of Certain Changes.................................  41
       4.07   Brokers' Fees..............................................  41
       4.08   Disclosure.................................................  42
       4.09   No Conflicts...............................................  42

ARTICLE V     REGISTRATION OF MERGER CONSIDERATION.......................  42

       5.01   Required Registration......................................  42
       5.02   Registration Procedures....................................  43
       5.03   Expenses...................................................  44
       5.04   Shareholder Information....................................  44
       5.05   Delay of Registration......................................  45
       5.06   Commission Filings.........................................  45

ARTICLE VI    CONDITIONS TO CONSUMMATION OF MERGER.......................  45

       6.01   Conditions to Each Party's
              Obligations................................................  45
       6.02   Conditions to Obligations of
              Buyer and Newco............................................  46
       6.03   Conditions to Obligations of
              the Company................................................  48
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                                     -ii-
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ARTICLE VIII  CONDUCT OF BUSINESS PENDING CLOSING........................  51

       7.01   Qualification..............................................  51
       7.02   Ordinary Course............................................  51
       7.03   Organic Changes............................................  51
       7.04   Indebtedness...............................................  51
       7.05   Accounting.................................................  52
       7.06   Compliance with Legal
              Requirements...............................................  52
       7.07   Disposition of Assets......................................  52
       7.08   Compensation...............................................  52
       7.09   Modification or Breach of
              Agreements; New Agreements.................................  52
       7.10   Capital Expenditures.......................................  53
       7.11   Maintain Insurance.........................................  53
       7.12   Discharge..................................................  53
       7.13   Actions....................................................  53
       7.14   Permits....................................................  53
       7.15   Tax Assessments and Audits.................................  53

ARTICLE VIII  ADDITIONAL COVENANTS.......................................  54

       8.01   Covenants of the Company...................................  54
       8.02   Covenants of Buyer.........................................  54
       8.03   Access and Information.....................................  55
       8.04   Expenses...................................................  56
       8.05   Certain Notifications......................................  56
       8.06   Publicity; Employee
              Communications.............................................  56
       8.07   Further Assurances.........................................  56
       8.08   Competing Offers; Merger or
              Liquidation................................................  57
       8.09   Inconsistent Action........................................  57
       8.10   Preparation of Information
              Statement..................................................  57
       8.11   Post-Termination Employment................................  58
       8.12   Pooling Restrictions on
              Transactions in Buyer Common
              Stock......................................................  58

ARTICLE IX    TERMINATION, AMENDMENT AND WAIVER..........................  59

       9.01   Termination................................................  59
       9.02   Effect of Termination......................................  60
       9.03   Amendment..................................................  60
       9.04   Waiver.....................................................  60
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                                     -iii-
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ARTICLE X     INDEMNIFICATION............................................  60

       10.01  Survival of Representations
              and Warranties and Covenants...............................  60
       10.02  Indemnification............................................  61
       10.03  Third Party Claims.........................................  62
       10.04  Former Directors, Officers,
              Employees and Agents.......................................  63
       10.05  Directors and Officers
              Insurance..................................................  63

ARTICLE XI    GENERAL PROVISIONS.........................................  63

       11.01  Notices....................................................  63
       11.02  Severability...............................................  64
       11.03  Entire Agreement...........................................  65
       11.04  Successors and Assigns.....................................  65
       11.05  Counterparts...............................................  65
       11.06  and Annexes................................................  65
       11.07  Construction...............................................  65
       11.08  Waiver of Jury Trial.......................................  66
       11.09  Governing Law..............................................  66
       11.10  Remedies...................................................  66
       11.11  Disclosure on Schedules....................................  66


ANNEXES

A - List of Company Shareholders
B - Escrow Agreement
C - Short-Form Merger Agreement
D - Opinion of Brobeck, Phleger & Harrison, LLP
E - Closing Certificate of the Company
F - Secretary's Certificate from the Company
G - Employment Agreement
H - Covenant Not to Compete
I - Affiliate Agreement
J - Investment Intent Letter and Appointment of the
    Representative
K - Opinion of Paul, Hastings, Janofsky & Walker LLP
L - Secretary's Certificate from Buyer
M - Closing Certificate of Buyer
N - Secretary's Certificate from Newco
O - Closing Certificate of Newco

                         AGREEMENT AND PLAN OF MERGER
                         ----------------------------


          THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is entered into
                                                   ---------
as of October 2, 1997 by and among ESI Acquisition Corp., a California corporation ("Newco"), Semtech Corporation, a Delaware corporation ("Buyer"),
              -----                                                  -----
and Edge Semiconductor Incorporated, a California corporation (the "Company").
                                                                    -------


                                R E C I T A L S
                                - - - - - - - -


          A. Buyer owns all of the outstanding shares of capital stock of Newco.

          B. The Board of Directors of each of Buyer, Newco and the Company have determined that it is fair to, and in the best interests of, their respective corporations and stockholders for Newco to be merged with and into the Company upon the terms and subject to the conditions set forth herein (the "Merger"). It is the intention of the parties hereto that the Merger be treated
-------
as a tax-free reorganization pursuant to Section 368(a)(2)(E) of the Code, and accounted for as a pooling of interests pursuant to Opinion No. 16 of the Accounting Principles Board.

          C. The Board of Directors of each of Buyer, Newco and the Company have approved the Merger in accordance with the applicable General Corporation Law of the State of Delaware or the State of California.


                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

          Unless the context otherwise requires, the terms defined in this
Article I shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms herein defined. All accounting terms defined in this Article I and those accounting terms used in this Agreement and not defined in this Article I shall, except as otherwise provided for herein, be construed in accordance with GAAP.

          "Action" shall mean any actual or threatened claim, action, suit,
           ------
arbitration, hearing, inquiry, proceeding, complaint, charge or investigation by or before any Governmental Entity or arbitrator and any appeal from any of the foregoing.

          "Affiliate" shall mean any Person which directly or indirectly
           ---------
controls, is controlled by, or is under common control with, the indicated Person. For purposes of this Agreement, the parties hereto agree the Affiliates of the Company are the Company's officers, directors and 5% shareholders, all of whom are designated with an asterisk (*) next to their respective names on Annex A attached hereto.

          "Agreement" shall have the meaning assigned to such term in the
           ---------
introductory paragraph hereof.

          "Allocable Percentage" of a Shareholder shall mean that percentage set
           --------------------
forth opposite such Shareholder's name on Annex A hereto, as amended as of the Closing Date.

          "Balance Sheet" and "Balance Sheet Date" shall have the respective
           -------------       ------------------
meanings assigned to such terms in Section 3.04(a).

          "Business Day" shall mean any day excluding Saturday, Sunday or any
           ------------
day which shall be in the State of California a legal holiday or a day on which banking institutions are authorized by law to close.

          "Buyer" shall have the meaning assigned to such term in the
           -----
introductory paragraph of this Agreement.

          "Buyer Average Share Price" shall have the meaning assigned to such
           -------------------------
term in Section 2.06(b).

          "Buyer Common Stock" shall mean the Common Stock, par value $.01 per
           ------------------
share, of Buyer.

          "Buyer Reports" shall have the meaning assigned to such term in
           -------------
Section 4.04.

          "California Law" shall mean the California General Corporation Law, as
           --------------
amended.

          "Certificates" shall have the meaning assigned to such term in Section
           ------------
2.08(a).

          "Closing" and "Closing Date" shall have the respective meanings
           -------       ------------
assigned to such terms in Section 2.12.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.
           ----

          "Commission" shall mean the United States Securities and Exchange
           ----------
Commission.

          "Common Escrow Shares" shall have the meaning assigned to such term in
           --------------------
Section 2.09.

          "Common Initial Shares" shall have the meaning assigned to such term
           ---------------------
in Section 2.06(b)(ii).

          "Common Stock" shall mean the Common Stock, no par value, of the
           ------------
Company.

          "Company" shall have the meaning assigned to such term in the
           -------
introductory paragraph of this Agreement.

          "Confidentiality Agreement" shall have the meaning assigned to such
           -------------------------
term in Section 8.03(b).

          "Constituent Corporations" shall have the meaning assigned to such
           ------------------------
term in Section 2.01.

          "Conversion Shares" shall have the meaning assigned to such term in
           -----------------
Section 2.06(a).

          "Damages" shall mean any and all losses, liabilities, obligations,
           -------
costs, expenses, damages or judgments of any kind or nature whatsoever (including reasonable attorneys', accountants' and experts' fees, disbursements of counsel, and other costs and expenses incurred pursuing indemnification claims under Article X hereof).

          "Dissenting Shares" shall have the meaning assigned to such term in
           -----------------
Section 2.07(a).

          "Effective Time" shall have the meaning assigned to such term in
           --------------
Section 2.02.

          "Employment Agreements" shall have the meaning assigned to such term
           ---------------------
in Section 6.02(i).

          "Environmental Laws" shall mean all Legal Requirements pertaining to
           ------------------
the protection of the environment, the treatment, emission and discharge of gaseous, particulate and effluent pollutants and the use, handling, storage, treatment, removal, transport, transloading, cleanup, decontamination, discharge and disposal of Hazardous Substances, including, without limitation, those statutes, laws, rules and regulations set forth below in the definition of "Hazardous Material."

          "ERISA" shall mean the Employee Retirement Income Security Act of
           -----
1974, as amended from time to time.

          "ERISA Affiliate" shall mean any Person which is (or at any relevant
           ---------------
time was) a member of a controlled group of corporations within the meaning of Code Section 414(b), all trades or businesses under common control within the meaning of Code Section 414(c), and all affiliated service groups within the meaning of Code Section 414(m), of which the Company is (or at any relevant time was) a member.

          "Escrow Agent" shall mean First Trust of California.
           ------------

          "Escrow Agreement" shall have the meaning assigned to such term in
           ----------------
Section 2.09.

          "Escrow Shares" shall have the meaning assigned to such term in
           -------------
Section 2.09.

          "Exchange Act" shall mean the Securities Exchange Act of 1934, as
           ------------
amended.

          "Exchanged Option Shares" shall have the meaning assigned to such term
           -----------------------
in Section 2.06(c).

          "Financial Statements" shall have the meaning assigned to such term in
           --------------------
Section 3.04(a).

          "GAAP" means United States generally accepted accounting principles,
           ----
consistently applied.

          "Governmental Entity" shall mean any local, state, federal or foreign
           -------------------
(i) court, (ii) government or (iii) governmental department, commission, instrumentality, board, agency or authority, including the IRS and other taxing authorities.

          "Guaranties" shall have the meaning assigned to such term in Section
           ----------
3.10(b).

          "Hazardous Material" shall mean any flammable, ignitable, corrosive,
           ------------------
reactive, radioactive or explosive substance or material, hazardous waste, toxic substance or related material and any other substance or material defined or designated as a hazardous or toxic substance, material or waste by any Environmental Law currently in effect or as amended or promulgated in the future and shall include, without limitation:

          (a) those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" or "solid waste" in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Sections 9601 et seq., the Resource Conservation and Recovery
                                 -- ---
Act, 42 U.S.C. Sections 6901 et seq., and the Hazardous Materials Transportation
                             -- ----
Act, 49 U.S.C. Sections 1801 et seq., and in the regulations promulgated
                             -- ---
pursuant thereto;

          (b) those substances listed in the United States Department of Transportation Table (49 CFR 172.101 and amendments thereto) or by the Environmental Protection Agency (or any successor agency) as hazardous substances (40 CFR Part 302 and amendments thereto);

          (c) such other substances, materials and wastes that are or become regulated under applicable local, state or Federal laws or regulations, or which are or become classified as hazardous or toxic under any Legal Requirement; and

          (d) any material, waste or substance that is, in whole or in part, (i) petroleum, asbestos, polychlorinated biphenyls, methylene chloride, trichloroethylene, 1, 2-trans-dichloroethylene, dioxins or dibenzofurans, (ii) designated as an "extremely hazardous substance" pursuant to Section 302 of the Emergency Planning and Community Right-to-Know Act of 1986, as amended, or (iii) designated as a "hazardous substance" pursuant to Section 311 of the Clean Water Act, 33 U.S.C. Sections 1251 et seq. (33 U.S.C. (S) 1321) or listed pursuant to
                             -- ---
Section 307 of the Clean Water Act (33 U.S.C. (S) 1317), or Section 112 or other Section of the Clean Air Act, as amended.

          "Indebtedness" shall mean, when used with reference to any Person,
           ------------
without duplication, (i) any liability of such Person created or assumed by such Person, or any Subsidiary thereof, (A) for borrowed money, (B) evidenced by a bond, note, debenture or similar instrument (including a purchase money obligation, deed of trust or mortgage) given in connection with the acquisition of, or exchange for, any property or assets (other than inventory or similar property acquired and consumed in the Ordinary Course), including securities and other Indebtedness, (C) in respect of letters of credit issued for such Person's account and "swaps" of interest and currency exchange rates (and other interest and currency exchange rate hedging agreements) to which such Person is a party or (D) for the payment of money as lessee under leases that should be, in accordance with GAAP, recorded as capital leases for financial reporting purposes; (ii) any liability of others described in the preceding clause (i) guaranteed as to payment of principal or interest by such Person or in effect guaranteed by such Person through an agreement, contingent or otherwise, to purchase, repurchase or pay the related Indebtedness or to acquire the security therefor; (iii) all liabilities or obligations secured by a Lien upon property owned by such Person and upon which liabilities or obligations such Person customarily pays interest or principal, whether or not such Person has not assumed or become liable for the payment of such liabilities or obliga tions; and (iv) any amendment, renewal, extension, revision or refunding of any such liability or obligation; provided, however, that Indebtedness shall not include
                         --------  -------
any liability for compensation of such Person's employees or for inventory or similar property acquired and consumed in the Ordinary Course or for services.

          "Initial Shares" shall mean, collectively, the Common Initial Shares
           --------------
and the Option Initial Shares.

          "IRS" shall mean the United States Internal Revenue Service.
           ---

          "Leased Real Property" shall mean all real property, including
           --------------------
Structures, leased by the Company.

          "Legal Requirement" shall mean any statute, law, ordinance, rule,
           -----------------
regulation, permit, order, writ, judgment, injunction, decree or award issued, enacted or promulgated by any Governmental Entity or any arbitrator.

          "Lien" shall mean all liens (including judgment and mechanics' liens,
           ----
regardless of whether liquidated), mortgages, assessments, security interests, easements, claims, pledges, trusts (constructive or other), deeds of trust, options or other charges, encumbrances or restrictions.

          "Material Adverse Effect" shall mean a material adverse effect on the
           -----------------------
business, financial condition, properties, profitability, prospects or operations of the Company.

          "Merger" shall have the meaning assigned to such term in Recital B
           ------
hereof.

          "Merger Consideration" shall have the meaning assigned to such term in
           --------------------
Section 2.06(b).

          "Merger Shares" shall have the meaning assigned to such term in
           -------------
Section 2.06(b)(i).

          "Newco" shall have the meaning assigned to such term in the
           -----
introductory paragraph of this Agreement.

          "Option Escrow Shares" shall have the meaning assigned to such term in
           --------------------
Section 2.09.

          "Option Initial Shares" shall have the meaning assigned to such term
           ---------------------
in Section 2.06(c)(i).

          "Options" shall mean all outstanding options, warrants and other
           -------
rights to acquire Common Stock.

          "Option Value" shall mean, as to Options outstanding as of immediately
           ------------
before the Effective Time, the intrinsic value thereof as of immediately before the Effective Time, determined on the basis of the Black-Scholes Option Valuation Model.

          "Ordinary Course" shall mean, when used with reference to the Company
           ---------------
or Buyer, the ordinary course of the Company's or Buyer's business, respectively, consistent with past practices.

          "Owned Real Property" shall mean all real property, including
           -------------------
Structures, owned by the Company.

          "Permit" shall have the meaning assigned to such term in Section 3.16
           ------
hereof.

          "Permitted Liens" shall mean (a) Liens for ad valorem real or personal
           ---------------
property taxes or assessments not at the time due and (b) Liens in respect of pledges or deposits under workers' compensation laws or similar legislation, carriers', warehousemen's, mechanics', laborers' and materialmen's and similar liens, if the obligations secured by such Liens are not then delinquent.

          "Person" shall mean all natural persons, corporations, business
           ------
trusts, associations, companies, partnerships, limited liability companies, joint ventures, Governmental Entities and any other entities.

          "Plan" shall mean any "employee benefit plan" within the meaning of
           ----
Section 3(3) of ERISA and any other written or oral employee benefit plan, arrangement, practice, contract, policy, or program (other than arrangements merely involving the payment of wages) which are or at any time have been established, maintained, or contributed to by the Company or any ERISA Affiliate for the benefit of current or former employees, with respect to which the Company or an ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments of any kind.

          "Policy" shall have the meaning assigned to such term in Section
           ------
3.09(b) hereof.

          "Preferred Stock" shall mean the Preferred Stock, no par value, of the
           ---------------
Company, including its Series A Preferred Stock and Series B Preferred Stock.

          "Proprietary Information" shall have the meaning assigned to such term
           -----------------------
in Section 3.08(b).

          "Real Property" shall mean the Owned Real Property and the Leased Real
           -------------
Property, collectively.

          "Registered Rights" shall have the meaning assigned to such term in
           -----------------
Section 3.08(a).

          "Representative" shall mean the Indemnification Representative
           --------------
appointed by the Shareholders pursuant to Section 2.09(b).

          "Requisite Shareholder Approval" shall have the meaning assigned to
           ------------------------------
such term in Section 2.10.

          "Securities Act" shall mean the Securities Act of 1933, as amended.
           --------------

          "Shareholder" shall mean an owner of Shares, or a Person who is deemed
           -----------
a Shareholder pursuant to Section 2.06(c), as set forth in Annex A hereto, as amended as of the Closing Date.

          "Shares" shall mean the issued and outstanding Common Stock and the
           ------
Preferred Stock, collectively.

          "Short-Form Agreement" shall have the meaning assigned to such term in
           --------------------
Section 2.11.

          "Stock Plans" shall mean all stock option plans and other stock or
           -----------
equity-related plans of the Company.

          "Structure" shall mean any facility, building, plant, factory, office,
           ---------
warehouse structure or other improvement owned or leased by the Company.

          "Subsidiary" of a Person shall mean any corporation, partnership,
           ----------
association or other business entity at least 50% of the outstanding voting power of which is at the time owned or controlled directly or indirectly by such Person or by one or more of such subsidiary entities, or both.

          "Surviving Corporation" shall have the meaning assigned to such term
           ---------------------
in Section 2.01.

          "Suspension Period" shall have the meaning assigned to such term in
           -----------------
Section 5.01(b).

          "Tax" shall mean any Federal, state, local or foreign income, gross
           ---
receipts, license, payroll, unemployment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including, without limitation, taxes under Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), employment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated tax or other tax, assessment or charge of any kind whatsoever, including, without limitation, any interest, fine penalty or addition thereto, whether disputed or not.

          "Tax Return" shall mean any return, declaration, report, claim for
           ----------
refund or information, or statement relating to Taxes, and any exhibit, schedule, attachment or amendment thereto.


                                   ARTICLE II

                                   THE MERGER
                                   ----------

          SECTION  2.01  Merger.  Upon the terms and subject to the conditions
                         ------
of this Agreement, Newco shall be merged with and into the Company in accordance with the applicable provisions of the California Law. The Company and Newco are herein sometimes referred to as the "Constituent Corporations." At the
                                     ------------------------
Effective Time, the identity and separate corporate existence of Newco shall cease and the Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation"). The Merger
                                           ---------------------
shall have the effects set forth in Section 1107 of the California Law.

          SECTION  2.02  Effective Time.  The Merger shall become effective on
                         --------------
the date and at the time the Short-Form Agreement and the other required documents referred to in Section 2.11 hereof are filed with the Secretary of State of the State of California in accordance with Section 1103 of the California Law. The time at which the Merger shall become effective as aforesaid is referred to hereinafter as the "Effective Time."
                                             --------------

          SECTION  2.03  Articles of Incorporation; Bylaws; Directors and
                         ------------------------------------------------
Officers; Name.
--------------

          (a) The Articles of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law.

          (b) The Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, the Surviving Corporation's Articles of Incorporation and such Bylaws.

          (c) The directors of Newco in office immediately prior to the Effective Time, and the officers of the Company in office immediately prior to the Effective Time, shall be the initial directors and officers, respectively, of the Surviving Corporation, and each shall hold his or her respective office or offices from and after the Effective Time until his or her successor shall have been elected and qualified, or as otherwise provided in the Bylaws of the Surviving Corporation.

          (d) The name of the Surviving Corporation from and after the Effective Time shall be "Edge Semiconductor Incorporated" until changed in accordance with applicable law.

          SECTION  2.04  Assets and Liabilities.  At the Effective Time, the
                         ----------------------
Surviving Corporation shall possess all the rights, privileges, powers and franchises of a public as well as of a private nature, and be subject to all the restrictions and duties of each of the Constituent Corporations; and all the rights, privileges, powers and franchises of each of the Constituent Corporations, and all property, real, personal and mixed, and all debts due to any of the Constituent Corporations on whatever account, as well as for stock subscriptions and all other things in action or belonging to each of the Constituent Corporations, shall be vested in the Surviving Corporation; and all property, rights, privileges, powers and franchises, and all and every other interest shall be thereafter as effectually the property of the Surviving Corporation as they were of the several and respective Constituent Corporations, and the title to any real estate vested by deed or otherwise under the laws of any jurisdiction, in any of the Constituent Corporations, shall not revert or be in any way impaired by this
Article II; but all rights of creditors and all liens upon any property of any of the Constituent Corporations shall be preserved unimpaired, and all debts, liabilities and duties of the respective Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it to the same extent as if said debts, liabilities and duties had been incurred or contracted by it.

          SECTION  2.05  Further Assurances.  If, at any time after the
                         ------------------
Effective Date, the Surviving Corporation shall consider or be advised that any deeds, bills of sale, assignments or assurances or any other acts or things are necessary, desirable or proper (i) to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger, or (ii) otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors or their designees shall be authorized to execute and deliver, in the name and on behalf of the Constituent Corporations, all such deeds, bills of sale, assignments and assurances and do, in the name and on behalf of the Constituent Corporations, all such other acts and things necessary, desirable or proper to vest, perfect or confirm its right, title or interest in, to or under any of the rights, properties or assets of the Constituent Corporations acquired or to be acquired as a result of the Merger and otherwise to carry out the purposes of this Agreement.

          SECTION  2.06  Conversion of Securities.
                         ------------------------

          (a) Immediately prior to the Effective Time, each issued and outstanding share of Preferred Stock shall be converted into one share of Common Stock (collectively, the "Conversion Shares") as provided in the Company's
                          -----------------
Articles of Incorporation as in effect on the date hereof.

          (b) By virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time all of the shares of Common Stock (including the

Conversion Shares) issued and outstanding immediately prior to the Effective Time (other than Dissenting Shares) and all Options shall be converted into the right to receive (subject to the provisions of Section 2.09) an aggregate number of shares of Buyer Common Stock equal to the greater of (A) 750,000 or (B) the quotient of $42,500,000 divided by the Buyer Average Share Price (the foregoing numbers of shares being subject to appropriate adjustment in the event of any stock recapitalization event prior to the Effective Time affecting such shares) (the "Merger Consideration"). The "Buyer Average Share Price" shall equal the
      --------------------         -------------------------
average closing price of the Buyer Common Stock on The Nasdaq National Market over the five trading days ending two days prior to the Closing Date. The Merger Consideration shall be distributed among the holders of Common Stock and Options in accordance with this Section 2.06(b) and with Section 2.06(c).

          (i) The holders of Common Stock outstanding at the Effective Time shall be entitled to receive in the aggregate (subject to the provisions of
Section 2.09) such number of shares of Buyer Common Stock (the "Merger Shares")
                                                                -------------
as is equal to (A) the Merger Consideration less (B) the Exchanged Option Shares, defined below.

          (ii) At the Closing, the holders of Common Stock outstanding at the Effective Time shall be entitled to receive in the aggregate such number of shares of Buyer Common Stock as is equal to (A) the Merger Shares less (B) the Common Escrow Shares (as such term is defined in Section 2.09) (the "Common
                                                                     ------
Initial Shares").  The Common Escrow Shares shall be deposited with the Escrow
--------------
Agent pursuant to Section 2.09 and shall be held and disposed of in accordance with the terms hereof and of the Escrow Agreement.

          (iii) For purposes of determining the pro rata allocation of the Common Initial Shares among the holders of Common Stock outstanding at the Effective Time, the numerator shall be the number of shares of Common Stock held by such holder at the Effective Time (including the Conversion Shares) and the denominator shall be the aggregate number of shares of Common Stock issued and outstanding at the Effective Time (including the Conversion Shares).

          (c) Holders of Options outstanding immediately prior to the Effective Time shall be entitled to receive upon the Effective Time, in the aggregate, a number of shares of Buyer Common Stock equal to the Option Value of such Options, assuming consummation of the Merger, divided by the Buyer Average Share Price (the "Exchanged Option Shares").
                  -----------------------

          (i) At the Closing, the holders of such Options shall be entitled to receive in the aggregate such number of shares of Buyer Common Stock as is equal to (A) the Exchanged Option Shares less (B) the Option Escrow Shares (as such term is defined in Section 2.09) (the "Option Initial Shares"). The Option
                                       ---------------------
Escrow Shares shall be deposited with the Escrow Agent pursuant to Section 2.09 and shall be disposed of in accordance with the terms hereof and the Escrow Agreement.

          (ii) For purposes of determining the allocation of the Option Initial Shares among the holders of such Options, each such holder shall be entitled to receive a number of shares of Buyer Common Stock equal to the Option Value of the Options held by such holder, divided by the Buyer Average Share Price, with such quotient being multiplied by 0.95.

          (iii) Any holder of Options exchanged for Exchanged Option Shares as contemplated by this Section 2.06(c) shall be considered a "Shareholder" for purposes of this Agreement. The Company shall obtain an Investment Intent Letter and Appointment of the Representative from the holder of each Option.

          (iv) By virtue of the Merger and without any further action on the part of the holder thereof, at the Effective Time, each Option which has not been exercised or exchanged prior to or at the Effective Time shall be terminated. The Company shall terminate all stock option plans and other stock or equity-related plans or agreements of the Company effective upon the Effective Time. The Buyer shall not assume any Option or stock option plan or other equity arrangement of the Company.

          (d) By virtue of the Merger, immediately prior to the Effective Time, the Voting Trust Agreement dated April 12, 1994 among certain Shareholders shall be terminated. The holders of voting trust certificates thereunder shall be deemed to be Shareholders.

          (e) By virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time each share of common stock of Newco that is issued and outstanding immediately prior to the Effective Time shall be converted into one share of common stock of the Surviving Corporation.

          SECTION  2.07  Dissenting Shares.
                         -----------------

          (a) For purposes of this Agreement, "Dissenting Shares" means Shares
                                               -----------------
held as of the Effective Time by a Shareholder who has not voted such Shares in favor of the adoption of this Agreement and the Merger and with respect to which demand for purchase is duly made and perfected in accordance with Section 1301 of the California Law and not subsequently and effectively withdrawn or forfeited. Dissenting Shares shall not be converted into or represent the right to receive Merger Consideration, unless they cease to be Dissenting Shares due to forfeiture or withdrawal, with the consent of the Company, of the demand for purchase. If such Shareholder has so forfeited or withdrawn such demand, then as of the occurrence of such event, such holder's Dissenting Shares shall cease to be Dissenting Shares and shall be converted into and represent the right to receive the Common Initial Shares issuable in respect of such Shares pursuant to
Section 2.06(b) and the Common Escrow Shares issuable in respect of such Shares to be held and disposed of in accordance with the terms hereof and of the Escrow Agreement.

          (b) The Company shall give Buyer (i) prompt notice of any written demands for purchase of any shares of Common Stock or Preferred Stock, withdrawals of such demands, and any other instruments that relate to such demands received by the Company and (ii) the opportunity to direct all negotiations and proceedings with respect to demands for purchase under the California Law. The Company shall not, except with the prior written consent of Buyer, make any payment with respect to any demands for purchase of shares of Common Stock or Preferred Stock or offer to settle any such demands.

          SECTION  2.08  Exchange of Shares.
                         ------------------

          (a)  Each holder of a certificate or certificates (the "Certificates")
                                                                  ------------
which immediately prior to the Effective Time represented outstanding shares of Common Stock will be entitled to receive, upon surrender to Buyer of such Certificates for cancellation, a portion of the Common Initial Shares in the amount calculated in accordance with Section 2.06 hereof. Until properly surrendered, each such Certificate shall be deemed for all purposes to evidence only the right to receive such Common Initial Shares and the Common Escrow Shares issuable in respect of such Shares to be held and disposed of in accordance with the terms hereof and of the Escrow Agreement.

          (b) If any Merger Consideration is to be issued to a person other than the person in whose name the Certificates surrendered are registered, it shall be a condition of such issuance that the Certificates so surrendered shall be properly endorsed or otherwise in proper form for transfer and that the person requesting such transfer shall pay any transfer or other taxes required by reason of the payment to a person other than the registered holder of the Certificates surrendered or establish to the satisfaction of the Surviving Corporation that such tax has been paid or is not applicable. Following the Effective Time, until surrendered to Buyer in accordance with the provisions of this Section 2.08, each Certificate (other than Certificates representing Dissenting Shares) shall represent for all purposes only the right to receive upon such surrender the Common Initial Shares specified herein, and Escrow Shares issuable in respect of such Shares to be held and disposed of in accordance with the terms hereof and of the Escrow Agreement, subject in either case to any required withholding taxes.

          (c) In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed, Buyer shall issue in exchange for such lost, stolen or destroyed Certificate the number of Common Initial Shares issuable in exchange therefor pursuant to Section 2.06 and the Common Escrow Shares issuable in respect of such Shares to be held and disposed of in accordance with the terms hereof and of the Escrow Agreement. Buyer may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificate to give Buyer indemnity against, or post a bond for, any claim that may be made against Buyer with respect to the Certificate alleged to have been lost, stolen or destroyed.

          (d) Immediately after the Effective Time, Buyer will deliver or mail to each record holder of Certificates a form of letter of transmittal (which will specify that delivery will be effected, and risk of loss will pass, only upon proper delivery of the Certificates to Buyer) and instructions for use in effecting surrender of Certificates for payment therefor.

          (e) From and after the Effective Time, the holders of shares of Common Stock (including the Conversion Shares) outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares of Common Stock, except as otherwise provided herein or by law.

          (f) After the Effective Time, there shall be no transfers on the stock transfer books of the Surviving Corporation of any shares of Common Stock (including the Conversion Shares) which were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation, they shall be cancelled and promptly exchanged for Merger Shares as provided in this Section 2.08, or subject to applicable law in the case of Dissenting Shares.

          (g) If the holder of any shares of Common Stock or Preferred Stock shall become entitled to receive payment for such shares pursuant to Section 1301 of the California Law, such payment shall be made by the Surviving Corporation.

          (h) No certificates or scrip representing fractional shares of Buyer Common Stock shall be issued to the Shareholders upon the surrender for exchange of Certificates, and no Shareholder shall be entitled to any voting rights, rights to receive any dividends or distributions or other rights as a shareholder of Buyer with respect to any fractional shares of Buyer Common Stock that would otherwise be issued to such Shareholder. In lieu of any fractional shares of Buyer Common Stock that would otherwise be issued, each Shareholder that would have been entitled to receive a fractional share of Buyer Common Stock shall, upon proper surrender of such person's Certificates, receive a cash payment equal to such fraction multiplied by the Buyer Average Share Price.

          SECTION  2.09  Escrow; Indemnification Representative.
                         --------------------------------------

          (a) On the Closing Date, Buyer, the Representative and the Escrow Agent shall execute and deliver an Escrow Agreement substantially in the form of Annex B attached hereto (the "Escrow Agreement") in order to provide Buyer with
                              ----------------
security for indemnifiable claims hereunder. On the Closing Date, Buyer shall deliver to the Escrow Agent share certificates (made out in the names of the respective Shareholders) representing an aggregate number of shares of Buyer Common Stock equal to the sum of (i) the product of the Merger Shares times 0.05 (with any fraction resulting from such multiplication to be rounded down to the nearest whole number) (the "Common Escrow Shares") which shall constitute a
                            --------------------
portion of the Merger Shares issuable hereunder, and (ii) the product of the Exchanged Option Shares times 0.05 (with any fraction resulting from such multiplication to be rounded down to the nearest whole number) (the "Option
                                                                     ------
Escrow Shares" and,
-------------
collectively with the Common Escrow Shares, the "Escrow Shares") which shall
                                                 -------------
constitute a portion of the Exchanged Option Shares issuable hereunder. The Escrow Shares shall be issuable to the Shareholders or returned to Buyer or otherwise dealt with, as the case may be, in accordance with the terms set forth in the Escrow Agreement.

          (b) In order to efficiently administer the transactions contemplated hereby, including (i) the defense or settlement of any claims for which the Shareholders may be required to indemnify Buyer pursuant to Article X hereof, and (ii) entering into the Escrow Agreement, Wylie Plummer has agreed to his appointment as the Representative. The Representative is hereby authorized to take any and all action as is contemplated to be taken by the Shareholders by the terms of this Agreement. All decisions and actions by the Representative shall be binding upon all of the Shareholders and no Shareholder shall have the right to object, dissent, protest or otherwise contest the same. By their approval of this Agreement, the Shareholders agree that:

          (i) Buyer shall be able to rely exclusively on the instructions and decisions of the Representative as to the settlement of claims for indemnification by Buyer pursuant to Article X hereof, or any other actions taken by the Representative hereunder, and no party hereunder shall have any cause of action against Buyer in reliance upon the instructions or decisions of the Representative;

          (ii) all actions, decisions and instructions of the Representative shall be final, conclusive and binding upon the Shareholders;

          (iii) the provisions of this Section 2.09(b) are independent and severable, are irrevocable and coupled with an interest, and shall be enforceable notwithstanding any rights or remedies that any Shareholder may have in connection with the transactions contemplated by this Agreement and the Escrow Agreement; and

          (iv) the provisions of this Section 2.09(b) shall be binding upon the assigns, executors, heirs, legal representatives and successors of each Shareholder, and any references in this Agreement to a Shareholder shall mean and include the successors to the Shareholders' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

          SECTION  2.10  Shareholders' Consent.  The Company will take all
                         ---------------------
action necessary in accordance with applicable law and its Articles of Incorporation and Bylaws to convene a special meeting of the Shareholders to consider and vote upon, or solicit the written consent of the Shareholders to, the approval of the Merger and adoption of this Agreement and the Short-Form Agreement. The Company hereby represents and warrants to Buyer and Newco that the adoption of this Agreement and the approval of the Merger will require, under the California Law and the Company's Articles of Incorporation, the approval of (i) the holders of a majority of the outstanding Common Stock, voting as a single class, (ii) the holders of a majority of the outstanding Preferred Stock, voting as a single class, and (iii) the holders of a majority of the outstanding Common Stock and Preferred Stock, voting together, with each share of Preferred Stock being counted on an "as converted basis" (the

"Requisite Shareholder Approval").
-------------------------------

          SECTION  2.11  Consummation of Merger.  As soon as practicable after
                         ----------------------
satisfaction of the conditions set forth in Article VI hereof, the Company and Newco shall file with the Secretary of State of California a duly executed copy of the short-form agreement of merger in substantially the form of Annex C attached hereto (the "Short-Form Agreement") with an officers' certificate of
                      --------------------
each Constituent Corporation and such other documents as may be required by
Section 1103 of the California Law, and the parties shall take all such other and further actions as may be required by law to make the Merger effective.

          SECTION  2.12  Closing.  The closing of the Merger and the other
                         -------
transactions contemplated hereby (the "Closing") shall take place at the offices
                                       -------
of Paul, Hastings, Janofsky & Walker LLP, Twenty-Third Floor, 555 South Flower Street, Los Angeles, California 90071, at 10:00 A.M. local time on October 2, 1997, or, if all conditions appearing in Article VI hereof to the obligations of the parties hereto to consummate the transactions contemplated hereby have not been satisfied or waived by such date, as promptly as practicable, but in no event later than October 3, 1997, upon satisfaction of such conditions as Buyer and the Company may mutually establish (such time and date being referred to herein as the "Closing Date").
               ------------

          SECTION  2.13  Actions at the Closing.  At the Closing:
                         ----------------------

          (a) The Company shall deliver or cause to be delivered to Buyer and Newco all of the documents, certificates and instruments required to be delivered to Buyer or Newco pursuant to Section 6.01 or 6.02.

          (b) Buyer and Newco shall deliver or caused to be delivered to the Company all of the documents, certificates and instruments required to be delivered to the Company pursuant to Section 6.01 or 6.03.

          (c) The Company and Newco shall file with the Secretary of State of the State of California the Short-Form Agreement and the other documents contemplated by Section 2.11.

          (d) The Buyer shall deliver to the Shareholders certificates representing the Initial Shares to be delivered to the Shareholders at the Closing.

          (e) Buyer, the Representative and the Escrow Agent shall execute and deliver the Escrow Agreement, and Buyer shall deliver to the Escrow Agent the Escrow Shares.


                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES
                         ------------------------------
                             REGARDING THE COMPANY
                             ---------------------

          The Company hereby represents and warrants to, and covenants and agrees with, Buyer and Newco that, except as set forth on the Schedule of Exceptions delivered by the Company to Buyer:

          SECTION  3.01  Organization and Good Standing; Authorization.
                         ---------------------------------------------

          (a) The Company has been duly organized and is existing as a corporation in good standing under the laws of the State of California with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. The Company has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction set forth on Schedule 3.01(a), such jurisdictions comprising all jurisdictions in which the Company owns or leases any property, or conducts any business, so as to require such qualification.

          (b) The Company has no Subsidiaries nor owns or controls, or has any other equity investment or other interest in, directly or indirectly, any corporation, joint venture, partnership, association or other Person.

          (c) The Company has the corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by the Company of this Agreement, and the consummation of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by the Company. This Agreement, upon its execution and delivery by the Company, will constitute the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION  3.02  No Conflicts.  The execution, delivery and performance
                         ------------
of this Agreement and the consummation of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which the Company is a party or by which the Company is bound or affected or to which any of the property or assets of the Company is bound or affected including, without limitation, all arrangements described in
Section 3.19 hereof, (b) result in the violation of the provisions of the Articles of Incorporation or Bylaws of the Company or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien upon any property or asset of the Company or (d) otherwise adversely affect the contractual or other legal rights or privileges of the Company.
Schedule 3.02 sets forth a list of all agreements requiring the consent of any party thereto to any of the transactions contemplated hereby.

          SECTION  3.03  Capitalization.  The authorized capital stock of the
                         --------------
Company consists solely of (A) 15,000,000 shares of Common Stock, of which 4,357,500 are, and immediately prior to the Effective Time (other than those resulting from any exercised Options and the Conversion Shares) will be, issued and outstanding, and (B) 5,000,000 shares of Preferred Stock, of which 1,000,000 shares have been designated as Series A Preferred Stock (of which 834,999 shares are, and immediately prior to their conversion in accordance with Section 2.06(a) will be, issued and outstanding), and of which 1,000,000 shares have been designated as Series B Preferred Stock (of which 775,357 shares are, and immediately prior to their conversion in accordance with Section 2.06(a) will be, issued and outstanding). Schedule 3.03 sets forth a complete and accurate list of (i) the Shareholders, indicating the type and number of Shares held by each Shareholder and their respective addresses, (ii) all holders of Options, indicating the type and number of shares of Common Stock or Preferred Stock subject to each Option, the name of the plan, date of the warrant agreement or other document evidencing the Option, the vesting schedule and the exercise price thereof, and the restrictions on the disposition of the shares of Common Stock or Preferred Stock issuable upon the exercise thereof, and (iii) all of the Stock Plans. All of the issued and outstanding shares of Common Stock and Preferred Stock are, and all shares of Common Stock that may be issued upon exercise of Options prior to the Effective Time will be, duly authorized, validly issued, fully paid, nonassessable and free of all preemptive rights. Other than as set forth on Schedule 3.03, (i) there are no existing options, warrants, right, calls or commitments of any character relating to shares of Common Stock or Preferred Stock, (ii) there are no outstanding securities or other instruments convertible into or exchangeable for shares of Common Stock or Preferred Stock and no commitments to issue such securities or instruments and
(iii) no Person has any right of first refusal, preemptive right, subscription right or similar right with respect to any shares of Common Stock or Preferred Stock. The offer, issuance and sale of the Shares were (i) exempt from the registration and prospectus delivery requirements of the Securities Act, (ii) registered or qualified (or exempt from registration or qualification) under the registration or qualification requirements of all applicable state securities laws and (iii) accomplished in conformity with all other Legal Requirements.

          SECTION  3.04  Financial Statements.
                         --------------------

          (a) Schedule 3.04(a) contains true and complete copies of (i) the audited balance sheets of the Company at March 31, 1997 and 1996 and the related audited statements of income, shareholders' equity and cash flows for each of the years then ended, together with the opinion thereon of Ernst & Young LLP, the Company's independent accountants, and (ii) the unaudited balance sheet of the Company (the "Balance Sheet") at August 31, 1997 (the "Balance Sheet Date")
                  -------------                            ------------------
and the related unaudited statements of income, shareholders' equity and cash flows for the five-month period ended on the Balance Sheet Date (such unaudited and audited financial statements being collectively referred to as the "Financial Statements").
---------------------

          (b) The Financial Statements present fairly the financial condition of the Company as of the dates indicated therein and the results of operations and changes in financial position of the Company for the periods specified therein, have been prepared in conformity with GAAP during the periods covered thereby and prior periods, have been derived from the accounting records of the Company and represent only actual, bona fide transactions. The Financial Statements are true and correct in all material respects.

          SECTION  3.05  Title to Property; Encumbrances.
                         -------------------------------

          (a) The Company has, and immediately prior to the Closing will have, good, valid and marketable title in fee simple to all Owned Real Property and all personal property reflected on the Balance Sheet as owned by the Company and all Owned Real Property and personal property acquired by the Company since the Balance Sheet Date, in each case free and clear of all Liens except Permitted Liens.

          (b) Schedule 3.05(b) contains a true and complete list and legal description of each parcel of Owned Real Property and a general description of each Structure situated thereon. The Company has heretofore furnished to Buyer true and complete copies of all deeds, other instruments of title and policies of title insurance indicating and describing the Company's ownership of the Owned Real Property, as well as copies of any surveys or environmental reports relating to the real property.

          (c) Schedule 3.05(c) contains a list of all tangible personal property having a cost or fair market value in excess of $10,000 owned by the Company (other than personal property held by the Company as lessee under a personal property lease).

          (d) Schedule 3.05(d) contains a list of all real property leases, licenses and personal property leases under which the Company is the lessee or licensee, together with (i) the location and nature of each of the leased or licensed properties (including a legal description of all Leased Real Property),
(ii) the termination date of each such lease or license, (iii) the name of the lessor or licensor and (iv) all rental and other payments made or required to be made for the fiscal years ending March 31, 1998 and March 31, 1999. All leases and licenses pursuant to which the Company leases or licenses from others real or personal property are valid, subsisting in full force and effect in accordance with their respective terms, and there is not, under any real property lease, personal property lease or license, any existing default or event of default (or event that, with notice or passage of time, or both, would constitute a default, or would constitute a basis of force majeure or other claim of excusable delay or
                            ----- -------
nonperformance) on the part of the Company which could reasonably be expected to have a Material Adverse Effect. True and complete copies of all real property leases, licenses and personal property leases listed on Schedule 3.05(d) have been delivered to Buyer heretofore, as well as copies of any title reports, surveys or environmental reports or audits relating to any Leased Real Property. No such lease or license will require the consent of the lessor or licensor to or as a result of the consummation of the transactions contemplated by this Agreement. For purposes of this Agreement, a "lease" shall include a sublease.

          (e) All personal property owned by the Company and all personal property held by the Company pursuant to personal property leases is in good operating condition and repair, subject only to ordinary wear and tear, has been operated, serviced and maintained properly within the recommendations and requirements of the manufac turers thereof (if any) and is suitable and appropriate for the use thereof made and proposed to be made by the Company in its business and operations. The Real Property and personal property described in Sections 3.05(a), 3.05(b) and 3.05(c) and the personal property held by the Company pursuant to the leases and licenses described in Schedule 3.05(d) comprise all of the Real Property and personal property used in the conduct of business of the Company.

          (f) (i) The Company is not in violation of, or default under, any Legal Requirement pertaining to any of the Real Property which could reasonably be expected to have a Material Adverse Effect. No notice of violation of any Legal Requirement, or of any covenant, condition, restriction or easement affecting any Real Property or with respect to the use or occupancy thereof, has been given by any Person;

          (ii) All of the Structures (A) are to the Company's knowledge in good operating condition and repair, (B) are adequate and suitable for the purposes for which they are currently, and proposed to be, used, and (C) are supplied with utilities and other services necessary for the operation of such Structures, and the business conducted by the Company therein, including gas, electricity, water, telephone, sanitary sewer and storm sewer, all of which services are to the Company's knowledge maintained in accordance with all Legal Requirements and are, to the Company's knowledge, provided via permanent, irrevocable, appurtenant easements in favor of the Company;

          (iii) No condemnation proceeding is pending or, to the Company's knowledge, threatened which would impair the occupancy, use or value of any Real Property;

          (iv) No Structure, nor the operations of the Company therein or thereon, (A) is located outside of the boundary lines of the described parcel of land on which it is located, (B) is in violation of applicable setback requirements, zoning laws, or ordinances, (C) is subject to "permitted non-conforming use" or "permitted non-conforming structure" classifications or (D) encroaches on any property owned by, or easement granted in favor of, any Person;

          (v) There are no (i) leases, subleases, licenses, concessions or other agreements, written or oral, granting to any other Person the right to acquire, use or occupy any portion of, any Real Property, (ii) outstanding options or rights of first refusal to purchase from the Company all or any portion of Real Property or interest therein, and (iii) Persons (other than the Company) in possession of any Real Property;

          (vi) Each parcel of Owned Real Property (A) is fully and adequately described in the legal description therefor contained in the deed thereof, (B) abuts a paved public right-of-way, (C) does not serve any adjoining property for any purpose inconsistent with the use of the land, and (D) is not located within any flood plain or subject to any similar type restriction for which any permits or licenses necessary to the use thereof have not been obtained; and

          (vii) With respect to each item of Leased Real Property, (A) to the Company's knowledge, the owner thereof has good and marketable title thereto, free and clear of all Liens other than (I) recorded deeds of trust, easements, covenants and restrictions and other Liens that do not impair the current use, occupancy or value thereof and (II) the leasehold interest of the Company, (B) there is adequate ingress and egress (and a continuing right thereto), without the need for an easement, between paved public rights-of-way and such Leased Real Property and (C) the Company has not sold, transferred or subjected to a Lien such Leased Real Property or any interest therein.

          SECTION  3.06  Accounts Receivable.  All accounts receivable of the
                         -------------------
Company reflected in the Balance Sheet and all accounts receivable of the Company that have arisen since the Balance Sheet Date (except such accounts receivable as have been collected since such dates) are valid and enforceable claims against the account debtor, and, to the Company's knowledge, the goods and services sold and delivered that gave rise to such accounts were sold and delivered in conformity with all applicable express and implied warranties, purchase orders, agreements and specifications. Such accounts receivable of the Company are, to the Company's knowledge, subject to no valid defense, offset or counterclaim and, to the Company's knowledge, are fully collectible within forty-five (45) days after the Closing Date, except to the extent of the allowance for doubtful accounts reflected on the Balance Sheet. Schedule 3.06 contains a true and complete aging of the Company's accounts receivable as of the Balance Sheet Date.

          SECTION  3.07  Inventories.  All inventories of raw materials, work-
                         -----------
in-process and finished goods set forth or reflected in the Balance Sheet or acquired by the Company since the Balance Sheet Date consist of a quality and quantity usable and saleable in the Ordinary Course, except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable market value or in respect of which adequate reserves have been provided, in each case as reflected in the Balance Sheet. The value at which inventories are carried on the Balance Sheet reflects the normal inventory valuation policy of the Company, in accordance with GAAP, of stating inventory at the lower of cost or market value. There is no reason to believe that the Company will experience in the foreseeable future any difficulty in obtaining, in the desired quantity and quality, the raw materials, supplies or component products required for the manufacture, assembly, production or sale of its products including, without limitation, inventory which historically has been imported.

          SECTION  3.08  Trademarks, Patents, Etc.
                         ------------------------

          (a) Schedule 3.08(a) contains a true and complete list of all letters patent, patent applications, trade names, trademarks, service marks, trademark and service mark registrations and applications, copyrights, copyright registrations and applications, grants of a license or right to the Company with respect to the foregoing, both domestic and foreign, claimed by the Company or used or proposed to be used by the Company in the conduct of its business, whether registered or not (collectively herein, "Registered
                                                                  ----------
Rights").
------

          (b) The Company owns and has the unrestricted right to use the Registered Rights and every trade secret, know-how, process, discovery, development, design, technique, customer and supplier list, promotional idea, marketing and purchasing strategy, invention, process, confidential data and other information (collectively herein, "Proprietary Information") required for
                                         -----------------------
or incident to the design, development, manufacture, operation, sale and use of all products and services sold or rendered or proposed to be sold or rendered by the Company, free and clear of any right, equity or claim of others. The Company has taken reasonable security measures to protect the secrecy, confidentiality and value of all Proprietary Information.

          (c) Schedule 3.08(c) contains a true and complete list and description of all licenses of, or rights to, Proprietary Information granted to the Company by others or to others by the Company. The Company has not sold, transferred, assigned, licensed or subjected to any Lien, any Registered Right or Proprietary Information or any interest therein, and the Company is not obligated or under any liability whatever to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any Registered Right or Proprietary Information.

          (d) There are no claims or demands of any Person pertaining to, or any Actions that are pending or, to the Company's knowledge, threatened, which challenge the rights of the Company in respect of any Registered Right or any Proprietary Information.

          SECTION  3.09  Banking and Insurance.
                         ---------------------

          (a) Schedule 3.09(a) contains a true and complete list of the names and locations of all financial institutions at which the Company maintains a checking account, deposit account, securities account, safety deposit box or other deposit or safekeeping arrangement, the numbers or other identification of all such accounts and arrangements and the names of all persons authorized to draw against any funds therein.

          (b) Schedule 3.09(b) contains a true and complete list of all insurance policies and bonds and self insurance arrangements currently in force that cover or purport to cover risks or losses to, or associated with, the

Company's business, operations, premises, properties, assets, employees, agents and directors and sets forth, with respect to each such policy, bond and self insurance arrangement, a description of the insured loss coverage, the expiration date and time of coverage, the dollar limitations of coverage, a general description of each deductible feature and principal exclusion and the premiums paid and to be paid prior to expiration. The insurance policies, bonds and arrangements described on Schedule 3.09(b) (the "Policies") provide such
                                                     --------
coverage against such risk of loss and in such amounts as are customary for corporations of established reputation engaged in the same or similar business and similarly situated. The Company has no obligation, liability or other commitment relating to any contract of insurance containing a provision for retrospec tive rating or adjustment of the Company's premium obligation. To the Company's knowledge, no facts or circumstances exist that would cause the Company to be unable to renew its existing insurance coverage as and when the same shall expire upon terms at least as favorable as those currently in effect, other than possible increases in premiums that do not result from any act or omission of the Company.

          SECTION  3.10  Indebtedness.
                         ------------

          (a) The Company has no liability or obligation for Indebtedness other than as set forth on Schedule 3.10(a), and true and complete copies of all instruments and documents evidencing, creating, securing or otherwise relating to such Indebtedness have been delivered to Buyer heretofore. No event has occurred and no condition has become known to the Company (including the transactions contemplated hereby) that constitutes or, with notice or passage of time, or both, would constitute a default or a basis of force majeure or other
                                                        ----- -------
claim of accelerated or increased rights, termination, excusable delay or nonper formance by the Company or any other Person under any instrument or document relating to or evidencing Indebtedness that would entitle any Person to require the Company to pay any portion of the principal amount of such Indebtedness prior to the scheduled maturity thereof. No instrument or document evidencing, creating, securing or otherwise relating to Indebtedness will require the consent of any Person to or as a result of the consummation of the transactions contemplated by this Agreement.

          (b) Schedule 3.10(b) contains a list and brief description of all agreements or instruments pursuant to which any of the Company's directors, employees or shareholders have guaranteed any Indebtedness of the Company

(the "Guaranties"). True and complete copies of all Guaranties have been
      ----------
delivered to Buyer heretofore.

          SECTION  3.11  Judgments; Litigation.
                         ---------------------

          (a) There is no (i) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting the Company or its properties, assets or business or (ii) Action pending against or affecting the Company or its properties, assets or business.

          (b) To the Company's knowledge, there is no (A) outstanding judgment, order, decree, award, stipulation, injunction of any Governmental Entity or arbitrator against or affecting any officer, director or employee of the Company relating to the Company or its business, (B) Action threatened against the Company or its properties, assets or business, (C) Action pending or threatened against the Company's officers, directors or employees relating to the Company or its business or (D) basis for the institution of any Action against the Company or any of its officers, directors, employees, properties or assets which, if decided adversely, would have a Material Adverse Effect.

          SECTION  3.12  Income and Other Taxes.
                         ----------------------

          (a) All Tax Returns required to be filed through and including the date hereof in connection with the operations of the Company are true, complete and correct in all respects and have been properly and timely filed. The Company has not requested any extension of time within which to file any Tax Return, which Tax Return has not since been filed. Buyer has heretofore been furnished by the Company with true, correct and complete copies of each Tax Return of the Company with respect to the past three taxable years, and of all reports of, and communications from, any Governmental Entities relating to such period. The Company has disclosed on its Federal income Tax Returns all positions taken therein that could give rise to a substantial understatement of income Taxes for federal income tax purposes within the meaning of Code Section 6662.

          (b) All Taxes required to be paid or withheld and deposited through and including the date hereof in connection with the operations of the Company have been duly and timely paid or deposited by the Company. The Company has properly withheld or collected all amounts required by law for income Taxes and employment Taxes relating to its employees, creditors, independent contractors and other third parties, and for Taxes on sales, and has properly and timely remitted such withheld or collected amounts to the appropriate Governmental Entity. The Company has no liabilities for any Taxes for any taxable period ending prior to or coincident with the Closing Date.

          (c) The Company has made adequate provision on its books of account for all Taxes with respect to its business, properties and operations through the Balance Sheet Date, and the accruals for Taxes in the Balance Sheet are adequate to cover all liabilities for Taxes of the Company for all periods ending on or before the Closing Date.

          (d) The Company has not heretofore (i) had a tax deficiency proposed, asserted or assessed against it, (ii) executed any waiver of any statute of limitations on the assessment or collection of any Taxes, or (iii) been delinquent in the payment of any Taxes.

          (e) No Tax Return of the Company has been audited or the subject of other Action by any Governmental Entity. The Company has not received any notice from any Governmental Entity of any pending examination or any proposed deficiency, addition, assessment, demand for payment or adjustment relating to or affecting the Company or its assets or properties and the Company has no reason to believe that any Governmental Entity may assess (or threaten to assess) any Taxes for any periods ending on or prior to the Closing Date.

          (f) The Company (i) has not filed any consent or agreement pursuant to Code Section 341(f), and no such consent or agreement will be filed at any time on or before the Closing Date; (ii) has not made any payments, is not obligated to make any payments and is not a party to any agreement that under certain circumstances could obligate the Company to make any payments that will not be deductible under Code Section 280G; (iii) is not a United States real property holding corporation within the meaning of Code Section 897(c)(2); (iv) is not a party to a tax allocation or sharing agreement; (v) has never been (or does not have any liability for unpaid Taxes because it was) a member of an affiliated group with the meaning of Code Section 1504(a); (vi) has never applied for a tax ruling from a Governmental Entity; and (vii) has never filed or been the subject of an election under Code Section 338(g) or Code Section 338(h)(10) or caused or been the subject of a deemed election under Code Section 338(e).

          (g) Set forth on Schedule 3.12(g) is the amount, as of the most recent practicable date, of any net operating loss, net capital loss, unused investment or other credit, unused foreign tax or excess charitable contribution.

          SECTION  3.13  Compliance with Law.  Except where it has not had a
                         -------------------
Material Adverse Effect, through and including the date hereof, the Company (i) has not violated, has not conducted its business or operations in violation of, and has not used or occupied its properties or assets in violation of, any Legal Requirement, (ii) to the Company's knowledge, has not been alleged to be in violation of any Legal Requirement, and (iii) has not received any notice of any alleged violation of, nor any citation for noncompliance with, any Legal Requirement.

          SECTION  3.14  Employee Benefit Matters.
                         ------------------------

          (a) Schedule 3.14(a) is a complete list of all Plans. True and complete copies of each of the following documents (and any amendments thereto), where applicable, have been delivered previously to Buyer: (i) the Plan documents; (ii) a written description of any Plan which is not in writing; (iii) if the Plan is funded through a trust or any third-party funding vehicle, the trust or other funding agreement; (iv) the Plan's most recent financial statements; (v) the two most recent annual reports (including all schedules and attachments thereto) required by ERISA; (vi) the most recent actuarial report and valuation; (vii) the most recent determination letter received from the IRS with respect to each Plan that is intended to be qualified under Code Section 401 or to be recognized as tax-exempt under Code Section 501(c); (viii) the most recent summary plan description and each summary of material modifications required by ERISA; (ix) any agreement providing for the provision of administrative or investment management services with respect to the Plan; and
(x) all documents and correspondence received from or provided to the Department of Labor, IRS, and Pension Benefit Guaranty Corporation during the past two years.

          (b) Each Plan and related trust, annuity, or other funding agreement complies and has been maintained in compliance with all applicable Legal Requirements. No non-exempt prohibited transaction (as defined in Code Section 4975 and ERISA Sections 406 and 408) has occurred and no "fiduciary" (as defined in ERISA Section 3(21)) has committed any breach of duty which could subject the Company, any ERISA Affiliate, or any director, officer, or employee thereof to liability under Title I of ERISA or to tax under Code Section 4975. All material obligations required to be performed by the Company and any other Person under the terms of each Plan and applicable Legal Requirements have been performed.

          (c) All required reports and descriptions, including, without limitation, annual reports (Form 5500), summary annual reports, and summary plan descriptions, have been filed and distributed timely. With respect to each Plan which is a welfare plan (as defined in ERISA Section 3(1)), the requirements of
Part 6 of Subtitle B of Title I of ERISA and of Code Sections 162(k) and 4980B have been satisfied.

          (d) All contributions, premiums, and other payments, including, without limitation, employer contributions and employee salary reduction contributions, have been paid when due or accrued in accordance with the past custom and practice of the Company and any ERISA Affiliate. No Plan that is subject to Part 3 of Subtitle B of Title I of ERISA or to Code Section 412 has incurred any accumulated funding deficiency, whether or not waived, and no other actual or contingent liability for any other expenses or obligations of any Plan exists.

          (e) There are no pending or, to the Company's knowledge, threatened Actions (other than routine claims for benefits) asserted or instituted against any Plan or the assets of any Plan, or against the Company, or any ERISA Affiliate, trustee, administrator, or fiduciary of such Plan, and the Company has no knowledge of any facts that could form the basis of any such Action.

          (f) The Company (or, if applicable, an ERISA Affiliate) may terminate, suspend, or amend each Plan at any time, except to the extent otherwise required by Code Section 4980B, without the consent of the participants or employees covered by such Plan. Neither the Company nor any ERISA Affiliate has announced any intention, made any amendment or binding commitment, or given any written or oral notice providing that the Company or an ERISA Affiliate (i) will create additional Plans covering employees of the Company or any ERISA Affiliate, (ii) will increase benefits promised or provided pursuant to any Plan, or (iii) will not exercise after the Closing Date any right or power it may have to terminate, suspend, or amend any Plan.

          (g) Neither the Company nor any ERISA Affiliate maintains or has maintained at any time, or contributes to or has contributed to or is or was required to contribute to, any (i) Plan subject to Title IV of ERISA, including, without limitation, any multi-employer plan (as defined in ERISA Section 3(37)), within the past five years, or (ii) funded or unfunded medical, health, accident, or life insurance plan or arrangement for current or future retirees or terminated employees or their spouses or dependents (except to the extent required by Code Sections 162(k) or 4980B).

          (h) Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will constitute a termination of employment or other event entitling any Person to any additional or other benefits, or that would otherwise modify benefits or the vesting of benefits, provided under any Plan (other than accelerated vesting of Options).

          (i) No event has occurred which could subject the Company or any ERISA Affiliate to any material liability (i) under any Legal Requirement relating to any Plan or (ii) resulting from any obligation of the Company or an ERISA Affiliate to indemnify any Person against liability incurred with respect to or in connection with any Plan.

          (j) Each Plan which is intended to be qualified under Code Section 401 has received, within the last three years, a favorable determination letter from the IRS. No event has occurred and, to the knowledge of the Company, no facts or circumstances exist which may cause or result in the loss or revocation of such determination.

          SECTION  3.15  No Undisclosed Liabilities.  Except (i) to the extent
                         --------------------------
set forth or provided for in the Balance Sheet or the notes thereto, or (ii) for non-material current liabilities incurred since the Balance Sheet Date in the Ordinary Course, as of the date hereof the Company, to its knowledge, has no liabilities, whether accrued, absolute, contingent or otherwise, whether due or to become due and whether the amounts thereof are readily ascertainable or not, or any unrealized or anticipated losses from any commitments of a contractual nature, including Taxes with respect to or based upon the transactions or events occurring at or prior to the Closing.

          SECTION  3.16  Permits, Licenses, Etc.  The Company possesses, and is
                         ----------------------
operating in compliance with, all franchises, licenses, permits, certificates, authorizations, rights and other approvals of Governmental Entities necessary to
(i) occupy, maintain, operate and use the Real Property as it is currently used and proposed to be used, (ii) conduct its business as currently conducted and as proposed to be conducted, and (iii) maintain and operate its Plans (the

"Permits").  Schedule 3.16 contains a true and complete list of all Permits.
 -------
Each Permit has been lawfully
and validly issued, and no proceeding is pending or, to the Company's knowledge, threatened looking toward the revocation, suspension or limitation of any Permit. The consummation of the transactions contemplated by this Agreement will not result in the revocation, suspension or limitation of any Permit, and no Permit will require the consent of its issuing authority to or as a result of the consummation of the transactions contemplated hereby.

          SECTION  3.17  Regulatory Filings.  The Company has made all required
                         ------------------
registrations and filings with and submissions to all applicable Governmental Entities relating to the operations of the Company as currently conducted and as proposed to be conducted, including, without limitation, all such applicable Governmental Entities having jurisdic tion over any matters pertaining to conservation or protection of the environment, and the treatment, discharge, use, handling, storage or production, or disposal of Hazardous Materials. All such registrations, filings and submissions were in compliance with all Legal Requirements (including all Environmental Laws) and other requirements when filed, no material deficiencies have been asserted by any such applicable Governmental Entities with respect to such registrations, filings or submissions and, to the knowledge of the Company, no facts or circumstances exist which would indicate that a material deficiency may be asserted by any such authority with respect to any such registration, filing or submission.

          SECTION  3.18  Consents.  All consents, authorizations and approvals
                         --------
of any Person to or as a result of the consummation of the transactions contemplated hereby that are necessary or advisable in connection with the operations and business of the Company as currently conducted and as proposed to be conducted, or for which the failure to obtain the same might have, individually or in the aggregate, a Material Adverse Effect, have been lawfully and validly obtained by the Company, except as described in Schedules 3.02, 3.05(d), 3.10(a) and 3.16 hereto. All con sents, authorizations and approvals described in Schedules 3.02, 3.05(d), 3.10(a) and 3.16 will have been lawfully and validly obtained prior to the Closing.

          SECTION  3.19  Material Contracts; No Defaults.
                         -------------------------------

          (a) Schedule 3.19(a) contains a true and complete list and description of each individual outstanding sales order and sales contract of the Company having an indicated gross value in excess of $10,000 or having a term or duration in excess of six months. All outstanding sales orders and sales contracts of the Company have been entered into in the Ordinary Course. The Company has not received any advance, progress payment or deposit in respect of any sales order or sales contract, and the Company has no sales order or sales contract that it believes will result, upon completion or performance thereof, in gross margins materially lower than those normally experienced by the Company for the services or products covered by such sales order or sales contract.

          (b) Schedule 3.19(b) contains a true and complete list and description of all outstanding purchase orders and purchase commitments of the Company having a gross indicated value in excess of $10,000 in the aggregate from any single supplier or other vendor. All outstanding purchase orders and purchase commitments of the Company have been incurred in the Ordinary Course, and no material purchase order or material purchase commitment of the Company is in excess of the normal, ordinary and usual requirements of the business of the Company or at an excessive price.

          (c) Schedule 3.19(c) contains a true and complete list of all sales agency, sales representative and similar contracts or agreements of the Company, and true and complete copies of the same have been delivered to Buyer heretofore. All of such contracts and agreements are terminable at any time by the Company without penalty upon not more than thirty (30) days' notice.

          (d) Schedule 3.19(d) contains a true and complete list and description of all noncompetition agree ments and covenants under which the Company or, to the knowledge of the Company, any of the Company's officers, directors or key employees is obligated, and true and complete copies of the same have been delivered to Buyer heretofore. The Company is not restricted by any agreement from carrying on its business or engaging in any other activity anywhere in the world (including relocating, closing, or terminating any of its operations or facilities), and, to the knowledge of the Company, no such officer, director or key employee is a party to or otherwise bound or affected by any agreement, covenant or other arrangement or understanding that would restrict or impair his ability to perform diligently his other duties to the Company. Schedule 3.19(d) also contains a true and complete list and description of all noncompetition agreements or covenants in favor of the Company, and true and complete copies of the same have been delivered to Buyer heretofore.

          (e) Schedule 3.19(e) contains a true and complete list and description of all contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company with any officer, director, consultant, employee or Affiliate of the Company or with any associate, Affiliate or employee of any Affiliate of the Company, other than those disclosed in Schedule 3.21(a) hereto; in each case a true and complete copy of such written contract, agreement, understanding, arrangement or commitment or a true and complete summary of such oral contract, agreement, understanding, arrangement or commitment has been delivered to Buyer heretofore.

          (f) Schedule 3.19(f) contains a true and complete list and description of all other material contracts, agreements, understandings, arrangements and commitments, written or oral, of the Company by which it or its properties, rights or assets are bound that are not otherwise disclosed in this Agreement or the Schedules hereto. True and complete copies of such written contracts, agreements, understandings, arrangements and commitments and true and complete summaries of such oral contracts, agree ments, understandings, arrangements and commitments have been delivered to Buyer heretofore. For the purposes of this subsection (f), "material" means any contract, agree ment, understanding, arrangement or commitment that (i) involves performance by any party more than ninety (90) days from the date hereof, (ii) involves payments or receipts by the Company in excess of $10,000, (iii) involves capital expenditures in excess of $10,000 or (iv) otherwise materially affects the Company.

          (g) (i) Each agreement, contract, arrangement or commitment described above in this Section 3.19 is, and after the Closing on identical terms will be, legal, valid, binding, enforceable and in full force and effect;

                    (ii) No event or condition known to the Company has occurred or is alleged to have occurred that constitutes or, with notice or the passage of time, or both, would constitute a default or a basis of force majeure or
                                                           ----- -------
other claim of excusable delay, termination, nonperformance or accelerated or increased rights by the Company or any other Person under any contract, agreement, arrangement, commitment or other understanding, written or oral, described above in this Section 3.19; and

                    (iii) No Person with whom the Company has such a contract, agreement, arrangement, commitment or other understanding is in default thereunder or has failed to perform fully thereunder by reason of force majeure
                                                                  ----- -------
or other claim of excusable delay, termination or nonperformance thereunder, the delay, termination or nonperformance of which, or a default under which, has had or may have a Material Adverse Effect.

          SECTION  3.20  Absence of Certain Changes.  Since March 31, 1997, the
                         --------------------------
Company has not: (i) to the Company's knowledge, incurred any debts, obligations or liabilities (absolute, accrued, contingent or otherwise), other than current liabilities incurred in the Ordinary Course which, individually or in the aggregate, are not material; (ii) subjected to or permitted a Lien (other than a Permitted Lien) upon or otherwise encumbered any of its assets, tangible or intangible; (iii) sold, transferred, licensed or leased any of its assets or properties except in the Ordinary Course; (iv) discharged or satisfied any Lien other than a Lien securing, or paid any obligation or liability other than, current liabilities shown on the Balance Sheet and current liabilities incurred since the Balance Sheet Date, in each case in the Ordinary Course; (v) cancelled or compromised any debt owed to or by or claim of or against it, or waived or released any right of material value other than in the Ordinary Course; (vi) suffered any physical damage, destruction or loss (whether or not covered by insurance) causing a Material Adverse Effect; (vii) entered into any material transaction or otherwise committed or obligated itself to any capital expenditure other than in the Ordinary Course; (viii) made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had or may have a Material Adverse Effect; (ix) made any change in the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted; (x) other than in the Ordinary Course, made or suffered any amendment or termination of any material contract, agreement, lease or license to which it is a party; (xi) paid, or made any accrual or arrangement for payment of, any severance or termination pay to, or entered into any employment or loan or loan guarantee agreement with, any current or former officer, director or employee or consultant; (xii) paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any employee other than pursuant to an agreement disclosed on Schedule 3.21(a) or
Schedule 3.21(b) or other than in the Ordinary Course, or paid, or made any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind to any officer or director of the Company or any consultant to the Company; (xiii) made or agreed to make any charitable contributions or incurred any nonbusiness expenses; (xiv) changed or suffered change in any Plan or labor agreement affecting any employee of the Company otherwise than to conform to Legal Requirements; or (xv) entered into any agreement or otherwise obligated itself to do any of the foregoing.

          SECTION  3.21  Employees and Labor Matters.
                         ---------------------------

          (a) Schedule 3.21(a) contains a true and complete list of all contracts, agreements, plans, arrangements, commitments and understandings (formal and informal) pertaining to terms of employment, compensation, bonuses, profit sharing, stock purchases, stock repurchases, stock options, commissions, incentives, loans or loan guarantees, severance pay or benefits, use of the Company's property and related matters of the Company with any current or former officer, director, employee or consultant, and true and complete copies of all such contracts, agreements, plans, arrangements and understandings have been delivered to Buyer heretofore.

          (b) Schedule 3.21(b) contains a true and complete list of all labor, collective bargaining, union and similar agreements under or by which the Company is obligated, and true and complete copies of all such agreements have been delivered to Buyer heretofore.

          (c) Except for the employment and labor agreements listed on Schedules 3.21(a) and 3.21(b), neither Buyer nor the Company will have any responsibility for continuing any person in the employ (or retaining any person as a consultant) of the Company from and after the Closing or have any liability for any severance payments to or similar arrangements with any such Person who shall cease to be an employee of the Company at or prior to the Closing.

          (d) There is not occurring or, to the Company's knowledge, threatened, any strike, slow down, picket, work stoppage or other concerted action by any union or other group of employees or other persons against the Company or its premises or products. To the Company's knowledge, no union or other labor organization has attempted to organize any of the employees of the Company.

          (e) The Company has complied with all Legal Requirements relating to employment and labor, except where the failure to so comply would not have a Material Adverse Effect, and, to the knowledge of the Company, no facts or circumstances exist that could provide a reasonable basis for a claim of wrongful termination by any current or former employee of the Company against the Company.

          SECTION  3.22  Affiliations.  No officer, director or key employee of
                         ------------
the Company or any associate or Affiliate of the Company or any of such Persons has, directly or indirectly, (i) an interest in any Person that (A) furnishes or sells, or proposes to furnish or sell, services or products that are furnished or sold by the Company or (B) purchases from or sells or furnishes to, or proposes to purchase from or sell or furnish to, the Company any goods or services or (ii) a beneficial interest in any contract or agreement to which the Company is a party or by which the Company or any of the assets of the Company are bound or affected.

          SECTION  3.23  Principal Customers and Suppliers.
                         ---------------------------------

          (a) Schedule 3.23(a) contains a true and complete list of the name and address of each customer that purchased in excess of 5% of the Company's sales of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such customer has terminated its relationship with or adversely curtailed its purchases from the Company or indicated (for any reason) its intention so to terminate its relationship or curtail its purchases.

          (b) Schedule 3.23(b) contains a true and complete list of each supplier from whom the Company purchased in excess of 5% of the Company's purchases of goods or services during the twelve months ended on the Balance Sheet Date, and since that date no such supplier has terminated its relationship with or adversely curtailed its accommodations, sales or services to the Company or indicated (for any reason) its intention to terminate such relationship or curtail its accommodations, sales or services.

          SECTION  3.24  Warranty Liability.  Schedule 3.24 contains a true and
                         ------------------
complete description of (i) all warranties granted or made with respect to services rendered or goods sold by the Company, and (ii) the Company's aggregate liability related to such warranties for each of the last three years.

          SECTION  3.25  Corporate Records.  The copies or originals of the
                         -----------------
Articles of Incorporation, Bylaws, minute books and stock records of the Company previously delivered to, or made available for inspection by, Buyer are true, complete and correct.

          SECTION  3.26  Brokers' Fees.  No broker, finder or similar agent has
                         -------------
been employed by or on behalf of the Company in connection with this Agreement or the trans actions contemplated hereby, and the Company has not entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          SECTION  3.27  Disclosure.  No representation or warranty of the
                         ----------
Company in this Agreement and no information contained in any Schedule or other writing delivered by the Company pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading.


                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF BUYER
                    ---------------------------------------

          Buyer hereby represents and warrants to, and covenants and agrees with, the Company (and, after the Closing, for the benefit of the Shareholders) that:

          SECTION  4.01  Organization, Power and Authority of Buyer.  Buyer has
                         ------------------------------------------
been duly organized and is existing as a corporation in good standing under the laws of the State of Delaware with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. Buyer has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the nature of its business or location of its proper ties requires such qualification and in which the failure to so qualify would have a material adverse effect on the business or operations of Buyer.

          SECTION  4.02  Organization, Power and Authority of Newco.  Newco has
                         ------------------------------------------
been duly organized and is existing as a corporation in good standing under the laws of the State of California with full power and authority (corporate and other) to own and lease its properties and to conduct its business as currently conducted. Newco has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each jurisdiction in which the nature of its business or location of its properties requires such qualification and in which the failure to so qualify would have a material adverse effect on the business or operations of Newco.

          SECTION  4.03  Authorization.  Each of Buyer and Newco has the
                         -------------
corporate power and authority to execute and deliver this Agreement, to consummate the transactions contemplated hereby and to perform its obligations under this Agreement. The execution and delivery by each of Buyer and Newco of this Agreement, and the consummation by each of them of the transactions contemplated hereby, have been duly authorized by all necessary corporate action by each of Buyer and Newco. This Agreement, upon its execution and delivery by each of Buyer and Newco, will constitute the legal, valid and binding obligation of each of Buyer and Newco, enforceable against each of Buyer and Newco in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency and similar laws relating to creditors' rights generally and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

          SECTION  4.04  Reports and Financial Statements.  The Buyer has
                         --------------------------------
previously furnished to the Company complete and accurate copies, as amended and supplemented, of its (a) Annual Report on Form 10-K for its fiscal year ended January 26, 1997, (b) Quarterly Reports on Form 10-Q for its fiscal quarters ended April 27, 1997 and August 3, 1997, (c) Proxy Statement related to its annual stockholders' meeting of June 5, 1997, each as filed with the Commission, and (d) all other reports filed by the Buyer under Section 13 of the Exchange Act with the Commission since January 26, 1997 (such reports are collectively referred to herein as the "Buyer Reports"). The Buyer Reports constitute all of
                           -------------
the documents required to be filed by the Buyer under the Exchange Act with the Commission since January 26, 1997. As of their respective dates, the Buyer Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements of the Buyer included in the Buyer Reports (i) comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, (ii) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated therein or in the notes thereto, and in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act), (iii) fairly present the consolidated financial condition, results of operations and cash flows of the Buyer as of the respective dates thereof and for the periods referred to therein, and (iv) are consistent with the books and records of the Buyer.

          SECTION  4.05  Capitalization.  The authorized capital stock of Buyer
                         --------------
consists solely of (i) 40,000,000 shares of Buyer Common Stock, of which 6,290,575 were issued and outstanding and an additional 2,143,871 were reserved for issuance upon exercise of options and warrants (both outstanding and reserved for future issuance) as of September 29, 1997, and (ii) 10,000,000 shares of preferred stock, $.01 par value, none of which are outstanding. All of the issued and outstanding shares of Buyer Common Stock are duly authorized, validly issued, fully paid, nonassessable, and free of all preemptive rights. All of the Merger Consideration to be issued pursuant to this Agreement, when issued in accordance with this Agreement, will be duly authorized, validly issued, fully paid, nonassessable, free of all preemptive rights and, subject to official notice of issuance, authorized for listing on the NASDAQ National Market System. The authorized capital stock of Newco consists solely of 10,000 shares of common stock, of which 10,000 are, and on the Closing Date will be, issued and outstanding. All of the issued and outstanding shares of capital stock of Newco are, and on the Closing Date will be, owned beneficially and of record by Buyer.

          SECTION  4.06  Absence of Certain Changes.  Since January 26, 1997,
                         --------------------------
Buyer has not made or suffered any change in, or condition affecting, its condition (financial or otherwise), properties, profitability, prospects or operations other than changes, events or conditions in the Ordinary Course, none of which (individually or in the aggregate) has had, or which Buyer can now reasonably foresee will have, a material adverse effect on the business, financial condition, properties, profitability, prospects or operations of Buyer.

          SECTION  4.07  Brokers' Fees.  Except as set forth on Schedule 4.07,
                         -------------
no broker, finder or similar agent has been employed by or on behalf of Buyer or Newco in connection with this Agreement or the transactions contemplated hereby, and neither Buyer nor Newco have entered into any agreement or understanding of any kind with any person or entity for the payment of any brokerage commission, finder's fee or any similar compensation in connection with this Agreement or the transactions contemplated hereby.

          SECTION  4.08  Disclosure.  No representation or warranty of Buyer in
                         ----------
this Agreement and no information contained in any Schedule or other writing delivered by Buyer pursuant to this Agreement or at the Closing contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact required to make the statements herein or therein not misleading.

          SECTION  4.09  No Conflicts.  The execution, delivery and performance
                         ------------
of this Agreement by Buyer and the consummation by Buyer of the transactions contemplated hereby will not (a) conflict with or result in a breach or violation of any term or provision of, or constitute a default under (with or without notice or passage of time, or both), or otherwise give any Person a basis for accelerated or increased rights or termination or nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, lease, license or other agreement or instrument to which Buyer is a party or by which Buyer is bound or affected or to which any of the property or assets of Buyer is bound or affected, (b) result in the violation of the provisions of the Certificate of Incorporation or Bylaws of Buyer or any Legal Requirement applicable to or binding upon it, (c) result in the creation or imposition of any Lien upon any property or asset of Buyer or (d) otherwise ad versely affect the contractual or other legal rights or privileges of Buyer.


                                   ARTICLE V

                      REGISTRATION OF MERGER CONSIDERATION
                      ------------------------------------

          SECTION  5.01  Required Registration.
                         ---------------------

          (a) Within one week after the Closing Date, the Buyer shall prepare and file a registration statement under the Securities Act, on Form S-3, covering the Merger Consideration and shall use its best efforts to cause such registration statement to become effective as expeditiously as possible and to remain effective until the earlier to occur of the date (i) the Merger Consideration covered thereby has been sold, or (ii) by which all Merger Consideration covered thereby may be sold within a three-month period under Rule 144.

          (b) Following the effectiveness of a registration statement filed pursuant to this section, the Buyer may, at any time, suspend the effectiveness of such registration for up to 30 days, as appropriate (a "Suspension Period"),
                                                           -----------------
by giving notice to the

Shareholders, if the Buyer shall have determined that the Buyer may be required to disclose in the registration statement (and is not otherwise required at the time to disclose) any material corporate development which disclosure may have a material effect on the Buyer. Notwithstanding the foregoing, no more than two Suspension Periods may occur in any rolling 12-month period. The Buyer shall use its reasonable best efforts to limit the duration and number of any Suspension Periods. Buyer shall end any Suspension Period early if, and as promptly as practicable after, the corporate development giving rise thereto is disclosed or becomes immaterial. Upon receipt of any notice from the Buyer of a Suspension Period, the Shareholders shall forthwith discontinue disposition of Merger Consideration via use of such registration statement or prospectus until the end of the Suspension Period or the Shareholders earlier (i) are advised in writing by the Buyer that the use of the applicable prospectus may be resumed, (ii) have received copies of a supplemental or amended prospectus, if applicable, and
(iii) have received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference into such prospectus.

          SECTION  5.02  Registration Procedures.  When the Buyer effects the
                         -----------------------
registration of the Merger Consideration under the Securities Act pursuant to
Section 5.01 hereof, the Buyer will, at its expense, as expeditiously as possible:

          (a) In accordance with the Securities Act and the rules and regulations of the Commission, prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for the period described herein, and prepare and file with the Commission such amendments to such registration statement and supplements to the prospectus contained therein as may be necessary to keep such registration statement effective for such period and such registration statement and prospectus accurate and complete for such period;

          (b) Furnish to the Shareholders such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as the Shareholders may reasonably request in order to facilitate the public offering of such securities;

          (c) Use its best efforts to register or qualify the securities covered by such registration statement under applicable state securities or blue sky laws, except that the Buyer shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

          (d) Notify the Shareholders, promptly after it shall receive notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

          (e) Notify the Shareholders promptly of any request by the Commission for the amending or supplementing of such registration statement or prospectus or for additional information;

          (f) Prepare and promptly file with the Commission, and promptly notify the Shareholders of the filing of, such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          (g) Advise the Shareholders, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued.

          SECTION  5.03  Expenses.  With respect to any registration effected
                         --------
pursuant to Section 5.01 hereof, all fees, costs and expenses of and incidental to such registration and the public offering in connection therewith shall be borne by the Buyer; provided, however, that the Shareholders shall bear their own legal fees above $5,000, if any, and any underwriting discounts or commissions.

          SECTION  5.04  Shareholder Information.  The Company may require each
                         -----------------------
Shareholder to furnish the Company such information with respect to such Shareholder and the distribution of its Merger Consideration as the Company may from time to time reasonably request as shall be required by law or by the Commission in connection therewith.

          SECTION  5.05  Delay of Registration.  The Share holders shall not
                         ---------------------
have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

          SECTION  5.06  Commission Filings.  Buyer agrees to use its best
                         ------------------
efforts to file with the Commission in a timely manner all reports and other documents required to be filed by Buyer under the Exchange Act until the earlier to occur of (i) the date the Shareholders have completed their respective re-sales of the Merger Shares, or (ii) the fourth anniversary of the Closing Date.


                                   ARTICLE VI

                      CONDITIONS TO CONSUMMATION OF MERGER
                      ------------------------------------

          SECTION  6.01  Conditions to Each Party's Obligations.
                         --------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of each party hereto to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) This Agreement and the Merger shall have received the Requisite Shareholder Approval.

          (b) There shall not be instituted and pending or threatened any Action before any Governmental Entity (i) challenging the Merger or otherwise seeking to restrain or prohibit the consummation of the transactions contemplated hereby, or (ii) seeking to prohibit the direct or indirect ownership or operation by Buyer of all or a material portion of the business or assets of the Company, or to compel Buyer or the Company to dispose of or hold separate all or a material portion of the business or assets of the Company or Buyer.

          (c) Buyer shall have received all permits and other authorizations, if any, required under applicable securities laws for the issuance of the Merger Consideration.

          SECTION  6.02  Conditions to Obligations of Buyer and Newco.
                         --------------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of Buyer and Newco to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) The number of Dissenting Shares shall not exceed five percent (5%) of the aggregate number of outstanding Shares of Common Stock as of the Effective Time.

          (b) The representations and warranties of the Company in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date and the Company shall have complied with all covenants and agreements and satisfied all conditions on the Company's part to be performed or satisfied on or prior to the Closing Date.

          (c) Buyer shall have received from Brobeck, Phleger & Harrison, LLP, counsel for the Company, a written opinion dated the Closing Date and addressed to Buyer and Newco, in substantially the form attached as Annex D hereto;

          (d) Buyer shall have received the written opinion of its counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

          (e) Buyer shall have received a certificate of the Company, signed by its President, in substantially the form attached as Annex E hereto.

          (f) Buyer shall have received the following under cover of a certificate of the Secretary of the Company dated the Closing Date in substantially the form attached as Annex F hereto:

          (i) Copies of resolutions (A) of the Board of Directors of the Company authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by the Company pursuant hereto, and (B) of the Company's shareholders evidencing the Requisite Shareholder Approval;

          (ii) A certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Articles of Incorporation and Bylaws of the Company delivered to Buyer at the time of, or prior to, the execution of this Agreement have been validly adopted and have not been amended or modified; and

          (iii) Such additional supporting documen tation and other information with respect to the transactions contemplated hereby as Buyer or its counsel may reasonably request.

          (g) The Buyer shall have received a letter from Arthur Andersen LLP, auditors for the Buyer, in a form reasonably satisfactory to the Buyer, confirming as of the Effective Time their letter as of the date of this Agreement to the effect that the Buyer may treat the Merger as a "pooling of interests" for accounting purposes (in order to issue such a letter Arthur Andersen LLP will need to receive a letter from Ernst & Young LLP addressed to the Company confirming as of the Effective Time their letter as of the date of this Agreement confirming the appropriateness of pooling of interests accounting for the Merger under Accounting Principles Board Opinion 16 if closed and consummated in accordance with this Agreement).

          (h) Buyer shall have received the resignations, effective as of the Effective Time, of each director of the Company.

          (i) Wylie J. Plummer, Jeffrey A. King, John J. Muramatsu, Stuart B. Molin, Patrick J. Sullivan and Kevin L. Hsu shall each have entered into an employment agreement with the Surviving Corporation in substantially the form of Annex G hereto (the "Employment Agreements").
                     ---------------------

          (j) The persons named in subparagraph (i) above shall each have executed a Covenant Not to Compete in favor of Buyer and the Surviving Corporation substantially in the form of Annex H attached hereto.

          (k) Buyer, the Company, the Escrow Agent and the Representative shall have entered into the Escrow Agreement.

          (l) Buyer shall be satisfied, in its sole discretion, that the issuance of the Merger Consideration to the Shareholders in connection with the Merger shall be exempt from the registration and prospectus delivery requirements of the Securities Act.

          (m) Buyer shall have received from each Shareholder so indicated on Annex A an executed Affiliate Agreement substantially in the form of Annex I hereto.

          (n) Buyer shall have received from each Shareholder an Investment Intent Letter and Appointment of the Representative in substantially the form of Annex J hereto.

          (o) All shares of Preferred Stock shall have been converted into the Conversion Shares as contemplated by Section 2.06(a) hereof, and there shall be no shares of Preferred Stock outstanding.

          (p) Buyer shall have received reasonable assurances from those key employees, if any, of the Company that may be identified by Buyer in its discretion that they will remain in the employ of the Company for a reasonable period of time after the consummation of the transactions contemplated hereby.

          (q) All authorizations, consents, waivers and approvals by or from third parties required for the consummation of the transactions contemplated hereby shall have been obtained.

          (r) No act, event or condition shall have occurred after the date hereof which Buyer determines has had or could reasonably be expected to have a Material Adverse Effect.

          (s) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to Buyer and its counsel.

          (t) Buyer shall be satisfied in its sole discretion that the Manufacturing Agreement between the Company and Hughes Aircraft Company Sensors and Communications Systems Segment Microelectronics Division dated as of April 1, 1997 may not be terminated on sixty days' notice pursuant to Section 2 thereof without the ability of the Company to place an order pursuant to Section 19 thereof.

          SECTION  6.03  Conditions to Obligations of the Company.
                         ----------------------------------------
Notwithstanding any other provision of this Agreement, the obligations of the Company to consummate the Merger and the other transactions contemplated hereby shall be subject to the satisfaction, at or prior to the Closing Date, of the following conditions:

          (a) The representations and warranties of Buyer in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as if made on the Closing Date, and Buyer shall have complied with all covenants and agreements and satisfied all conditions on its part to be performed or satisfied on or prior to the Closing Date.

          (b) The Company shall have received from Paul, Hastings, Janofsky & Walker LLP, counsel for Buyer and Newco, a written opinion dated the Closing Date and addressed to the Company and the Shareholders in substantially the form attached as Annex K hereto.

          (c) The Company shall have received the following under cover of a certificate of the Secretary of Buyer dated the Closing Date in substantially the form attached as Annex L hereto:

          (i) Copies of resolutions of the Board of Directors of Buyer authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by Buyer pursuant hereto and thereto;

          (ii) A certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Certificate of Incorporation and Bylaws of Buyer delivered to the Company at the time of, or prior to, the execution of this Agreement have been validly adopted and have not been amended or modified; and

          (iii) Such additional supporting documen tation and other information with respect to the transactions contemplated hereby as the Company or its counsel may reasonably request.

          (d) The Company shall have received a certificate of Buyer, signed by its President, in substantially the form attached as Annex M hereto.

          (e) The Company shall have received the following under cover of a certificate of the Secretary of Newco dated the Closing Date in substantially the form attached as Annex N hereto:

          (i) Copies of resolutions of (A) the Board of Directors of Newco authorizing and approving the execution, delivery and performance of this Agreement and all other documents and instruments to be delivered by Newco pursuant hereto and thereto, and (B) the shareholder of Newco approving this Agreement and the Merger;

          (ii) A certificate of incumbency certifying the names, titles and signatures of the officers authorized to execute the documents referred to in subparagraph (i) above and further certifying that the Articles of Incorporation and Bylaws of Newco delivered to the Company at the time of, or prior to, the execution of this Agreement have been validly adopted and have not been amended or modified; and

          (iii) Such additional supporting documen tation and other information with respect to the transactions contemplated hereby as the Company or its counsel may reasonably request.

          (f) The Company shall have received a certificate of Newco, signed by its President, in substantially the form attached as Annex O hereto.

          (g) The Company shall have received the written opinion of its counsel to the effect that the Merger will be treated for federal income tax purposes as a reorganization within the meaning of Section 368(a)(2)(E) of the Code.

          (h) Buyer shall be eligible to use Form S-3 to register the re-sale of the Merger Consideration, as contemplated by Section 5.01(a) hereof.

          (i) The Merger Consideration shall have been authorized for listing on the NASDAQ National Market upon official notice of issuance.

          (j) No act, event or condition shall have occurred after the date hereof which the Company determines has had or could reasonably be expected to have a material adverse effect on the business, financial condition, properties, profitability, prospects or operations of Buyer.

          (k) All corporate and other proceedings and actions taken in connection with the transactions contemplated hereby and all certificates, opinions, agreements, instruments, releases and documents referenced herein or incident to the transactions contemplated hereby shall be in form and substance reasonably satisfactory to the Company and its counsel.

                                  ARTICLE VII

                      CONDUCT OF BUSINESS PENDING CLOSING
                      -----------------------------------

          During the period commencing on the date hereof and continuing through the Closing Date, the Company covenants and agrees (except as expressly contemplated by this Agreement or to the extent that Buyer shall otherwise expressly consent in writing) that:

          SECTION  7.01  Qualification.  The Company shall maintain all
                         -------------
qualifications to transact business and remain in good standing in the foreign jurisdictions set forth on Schedule 3.01(a).

          SECTION  7.02  Ordinary Course.  The Company shall conduct its
                         ---------------
business in, and only in, the Ordinary Course and shall use reasonable best efforts to preserve intact its current business organizations, keep available the services of its current officers and employees and preserve its relationships with customers, suppliers and others having business dealings with it to the end that its goodwill and going business value shall be unimpaired at the Closing Date. The Company shall use reasonable best efforts to maintain its properties and assets in good condition and repair.

          SECTION  7.03  Organic Changes.  The Company shall not (a) amend its
                         ---------------
Articles of Incorporation or Bylaws (or equivalent documents), (b) acquire by merging or consolida ting with, or agreeing to merge or consolidate with, or purchase substantially all of the stock or assets of, or otherwise acquire any business or any corporation, partner ship, association or other business organization or division thereof, (c) enter into any partnership or joint venture, (d) declare, set aside, make or pay any dividend or other distribution in respect of its capital stock or purchase or redeem, directly or indirectly, any shares of its capital stock, (e) issue (other than upon exercise of outstanding Options and/or conversion of outstanding Preferred Stock in accordance with their unamended terms) or sell any shares of its capital stock of any class or any options, warrants, conversion or other rights to purchase any such shares or any securities convertible into or exchangeable for such shares, or (f) liquidate or dissolve or obligate itself to do.

          SECTION  7.04  Indebtedness.  The Company shall not incur any
                         ------------
Indebtedness, sell any debt securities or lend money to or guarantee the Indebtedness of any Person. The

Company shall not restructure or refinance its existing Indebtedness.

          SECTION  7.05  Accounting.  The Company shall not make any change in
                         ----------
the accounting principles, methods, records or practices followed by it or depreciation or amortization policies or rates theretofore adopted by it. The Company shall maintain its books, records and accounts in accordance with GAAP.

          SECTION  7.06  Compliance with Legal Requirements. The Company shall
                         ----------------------------------
comply promptly with all material requirements that applicable law may impose upon it and its operations and with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, Buyer in connection with any such requirements imposed upon Buyer, or upon any of its affiliates, in connection therewith or herewith.

          SECTION  7.07  Disposition of Assets.  The Company shall not sell,
                         ---------------------
transfer, license, lease or otherwise dispose of, or suffer or cause the encumbrance by any Lien upon any of, its properties or assets, tangible or intangible, or any interest therein, other than the sale of inventory and the collection of accounts receivable in the Ordinary Course.

          SECTION  7.08  Compensation.  The Company shall not (a) adopt or amend
                         ------------
in any material respect any collective bargaining, bonus, profit-sharing, compensation, stock option, pension, retirement, deferred compensation, employment or other plan, agreement, trust, fund or arrangement for the benefit of employees (whether or not legally binding) other than to comply with any Legal Requirement or (b) pay, or make any accrual or arrangement for payment of, any increase in compensation, bonuses or special compensation of any kind, or any severance or termination pay to, or enter into any employment or loan or loan guarantee agreement with, any current or former officer, director, employee or consultant of the Company.

          SECTION  7.09  Modification or Breach of Agreements; New Agreements.
                         ----------------------------------------------------
The Company shall not terminate or modify, or commit or cause or suffer to be committed any act that will result in a material breach or violation of any term of, or (with or without notice or passage of time, or both) constitute a default under or otherwise give any person a basis for nonperformance under, any indenture, mortgage, deed of trust, loan or credit agreement, or other material agreement, instrument, lease, license, arrangement or understanding, written or oral, disclosed in this

Agreement or the Schedules hereto. The Company shall refrain from becoming a party to any contract or commitment other than in the Ordinary Course. The Company shall meet all of its contractual obligations in accordance with their respective terms.

          SECTION  7.10  Capital Expenditures.  Except for capital expenditures
                         --------------------
or commitments necessary to maintain its properties and assets in good condition and repair (the amount of which shall not exceed $10,000 in the aggregate), the Company shall not purchase or enter into any contract to purchase any capital assets.

          SECTION  7.11  Maintain Insurance.  The Company shall maintain its
                         ------------------
Policies in full force and effect and shall not do, permit or willingly allow to be done any act by which any of the Policies may be suspended, impaired or cancelled.

          SECTION  7.12  Discharge.  The Company shall not cancel, compromise,
                         ---------
release or discharge any claim of the Company upon or against any person or waive any right of the Company of material value, and not discharge any Lien (other than Permitted Liens) upon any asset of the Company or compromise any debt or other obligation of the Company to any person other than Liens, debts or obligations with respect to current liabilities of the Company.

          SECTION  7.13  Actions.  The Company shall not institute, settle or
                         -------
agree to settle any Action before any Governmental Entity.

          SECTION  7.14  Permits.  The Company shall maintain in full force and
                         -------
effect, and comply with, all Permits.

          SECTION  7.15  Tax Assessments and Audits.  The Company shall furnish
                         --------------------------
promptly to Buyer a copy of all notices of proposed assessment or similar notices or reports that are received from any taxing authority and which relate to the Company's operations for periods ending on or prior to the Closing Date. The Company shall promptly inform Buyer, and permit the participation in and control by Buyer, of any investigation, audit or other proceeding by a Governmental Entity in connection with any Taxes, assessment, governmental charge or duty and shall not consent to any settlement or final determination in any proceeding without the prior written consent of Buyer.

                                  ARTICLE VIII

                              ADDITIONAL COVENANTS
                              --------------------

          SECTION  8.01  Covenants of the Company.  During the period commencing
                         ------------------------
on the date hereof and continuing through the Closing Date, the Company agrees to:

          (a) use its reasonable best efforts to obtain (and to cooperate with Buyer in obtaining) any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by the Company in connection with the transactions contemplated by this Agreement;

          (b) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Sections 6.01 and 6.02 of this Agreement;

          (c) promptly advise Buyer orally and, within three business days thereafter, in writing of any change in the Company's business or condition that has had or may have a Material Adverse Effect; and

          (d) deliver to Buyer prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accom panied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that
                                                         --------  -------
the disclosure of such untrue statement or omission shall not prevent Buyer from terminating this Agreement pursuant to Section 9.01(c) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

          SECTION  8.02  Covenants of Buyer.  During the period commencing on
                         ------------------
the date hereof and continuing through the Closing Date, Buyer agrees to:

          (a) comply promptly with all requirements that applicable Legal Requirements may impose upon it with respect to the transactions contemplated by this Agreement, and shall cooperate promptly with, and furnish information to, the Company in connection with any such requirements imposed upon the Company or upon any of the Affiliates of the Company in connection therewith or herewith;

          (b) use its reasonable best efforts to obtain any consent, authorization or approval of, or exemption by, any Person required to be obtained or made by Buyer in connection with the transactions contemplated by this Agreement;

          (c) use its reasonable best efforts to preserve intact its business organization, employees and other business relationships, to operate its business in the Ordinary Course and to maintain its books, records and accounts in accordance with GAAP;

          (d) use its reasonable best efforts to bring about the satisfaction of the conditions precedent to Closing set forth in Sections 6.01 and 6.03 of this Agreement;

          (e) promptly advise the Company orally and, within three business days thereafter, in writing of any change in the Company's business or condition that has had or may have a material adverse effect on Buyer; and

          (f) deliver to the Company prior to the Closing a written statement disclosing any untrue statement in this Agreement or any Schedule hereto (or supplement thereto) or document furnished pursuant hereto, or any omission to state any material fact required to make the statements herein or therein contained complete and not misleading, promptly upon the discovery of such untrue statement or omission, accompanied by a written supplement to any Schedule to this Agreement that may be affected thereby; provided, however, that
                                                         --------  -------
the disclosure of such untrue statement or omission shall not prevent the Company from terminating this Agreement pursuant to Section 9.01(d) hereof at any time at or prior to the Closing in respect of any original untrue or misleading statement.

          SECTION  8.03  Access and Information.
                         ----------------------

          (a) Between the date hereof and the Closing Date, the Company will permit Buyer and its representatives and agents reasonable access to the Company's books and records, facilities, key personnel, customers, suppliers, independent accountants and attorneys, as requested by Buyer.

          (b) The Confidentiality Agreement dated July 16, 1997 and entered into by the Company and Buyer (the "Confidentiality Agreement") shall survive the
                               -------------------------
execution and delivery of this Agreement.

          SECTION  8.04  Expenses.  Except as otherwise specifically provided
                         --------
herein, each party to this Agreement shall bear its own direct and indirect expenses incurred in connection with the negotiation and preparation of this Agreement and the consummation and performance of the transactions contemplated hereby, including, without limitation, all legal fees and fees of any brokers, finders or similar agents.

          SECTION  8.05  Certain Notifications.  At all times from the date
                         ---------------------
hereof to the Closing Date, each party shall promptly notify the others in writing of the occurrence of any event that will or may (i) constitute or result in the breach by such party of, or a failure to comply with, any agreement or covenant in this Agreement applicable to such party or (ii) result in the failure by such party to satisfy any of the conditions specified in Article VI hereof.

          SECTION  8.06  Publicity; Employee Communications. At all times prior
                         ----------------------------------
to the Closing Date, Buyer, on the one hand, and the Company, on the other hand, shall obtain the consent of the other prior to issuing, or permitting any of its directors, officers, employees or agents to issue, any press release or other information to the press, employees of the Company or any third party with respect to this Agreement or the transactions contemplated hereby; provided,
                                                                   --------
however, that no party shall be prohibited from supplying any information to any
-------
of its representatives, agents, attorneys, advisors, financing sources and others to the extent necessary to complete the transactions contemplated hereby so long as such representatives, agents, attorneys, advisors, financing sources and others are made aware of and agree to be bound by the terms of this Section
8.06. Nothing contained in this Agreement shall prevent any party to this Agreement at any time from furnishing any required information to any Governmental Entity or authority pursuant to a Legal Requirement or from complying with its legal or contractual obligations.

          SECTION  8.07  Further Assurances.
                         ------------------

          (a) Subject to the terms and conditions of this Agreement, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Legal Requirements, to consummate and make effective the transactions contemplated by this Agreement.

          (b) If at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers or directors of the Company, Buyer or Newco, as the case may be, shall take or cause to be taken all such necessary or convenient action and execute, and deliver and file, or cause to be executed, delivered and filed, all necessary or convenient documentation.

          SECTION  8.08  Competing Offers; Merger or Liquidation.  The Company
                         ---------------------------------------
shall not, directly or indirectly, through any officer, director, agent or otherwise, solicit, initiate or encourage discussions with, or the submissions of bids, offers or proposals by, any Person with respect to an acquisition of the Company or its assets or capital stock or a merger or similar transaction, and the Company shall not engage any broker, financial adviser or consultant with an incentive to initiate or encourage proposals or offers from other parties. Furthermore, the Company shall not directly or indirectly, through any officer, director, agent or otherwise, engage in negotiations concerning any such transaction with, or provide information to, any Person other than Buyer and its representatives, with a view to engaging, or preparing to engage, that Person with respect to any matters referenced in this Section. The Company shall not commence any proceeding to merge, consolidate or liquidate or dissolve or obligate itself to do so.

          SECTION  8.09  Inconsistent Action.
                         -------------------

          (a) The Company shall not take or suffer to be taken, any action that would cause any of the representa tions or warranties of the Company in this Agreement to be untrue, incorrect, incomplete or misleading.

          (b) The Buyer shall not take or suffer to be taken, any action that would cause any of the representa tions or warranties of the Buyer in this Agreement to be untrue, incorrect, incomplete or misleading.

          SECTION  8.10  Preparation of Information Statement.  As soon as
                         ------------------------------------
practicable before or after the execution of this Agreement, the Company shall prepare an information statement for the shareholders of the Company in connection with their approval of this Agreement and the transactions contemplated hereby to be transmitted with a notice of special meeting of shareholders or in connection with the solicitation of such shareholders' written consent. Buyer agrees to provide promptly to the Company such information concerning its business and financial statements and affairs as, in the reasonable judgment of the Company or its counsel, may be appropriate for inclusion in such information statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the Company's counsel and auditors in the preparation of such information statement. The Company shall in any event include in such information statement the Buyer Reports. The Company shall otherwise use its best efforts to obtain Requisite Shareholder Approval.

          SECTION  8.11  Post-Termination Employment.  The Company acknowledges
                         ---------------------------
and agrees that, subject to the Employment Agreements, if any, after the Closing
(a) neither Buyer nor the Surviving Corporation shall be required to employ or retain any employee of the Company or any other Person, and (b) Buyer, in its sole and absolute discretion, may cause the Surviving Corporation to retain all, some, or none of such employees.

          SECTION  8.12  Pooling Restrictions on Transactions in Buyer Common
                         ----------------------------------------------------
Stock.  Buyer has informed the Company that it is a material factor to Buyer in
-----
entering into this Agreement that the transactions contemplated by this Agreement be treated as a pooling-of-interests under GAAP. Therefore, notwithstanding any other provision of this Agreement, prior to the publication and dissemination by Buyer of consolidated financial results which include results of combined operations of Buyer and the Surviving Corporation for at least 30 days on a consolidated basis following the Closing Date, the Affiliates of the Company shall not sell or otherwise transfer or dispose of, or otherwise reduce their risk in, any Shares received by the Affiliates of the Company (including, by way of example and not limitation, engaging in put, call, short-sale, straddle or similar market transactions). Additionally, the certificates evidencing the Common Initial Shares to be received by the Affiliates of the Company will bear a legend substantially in the form set forth below:

          THE SHARES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, TRANSFERRED OR ASSIGNED, AND SEMTECH CORPORATION SHALL NOT BE REQUIRED TO GIVE EFFECT TO ANY ATTEMPTED SALE, TRANSFER OR ASSIGNMENT, PRIOR TO THE PUBLICATION AND DISSEMINATION OF FINANCIAL STATEMENTS BY SEMTECH CORPORATION WHICH INCLUDE THE RESULTS OF AT LEAST THIRTY (30) DAYS OF COMBINED OPERATIONS OF SEMTECH CORPORATION AND THE COMPANY ACQUIRED BY SEMTECH FOR WHICH THESE SHARES ARE ISSUED.

Buyer covenants and agrees to cause its transfer agent and registrar to remove the foregoing legend from the Common Initial Shares received by the Affiliates of the Company following the publication and dissemination of Buyer's financial statements for the period described above.

          SECTION 8.13   Reservation and Grant of Options to Employees.  Buyer
                         ---------------------------------------------
agrees that it will reserve 200,000 shares of Buyer Common Stock under its stock option plans and will issue stock options for such shares to key employees of the Surviving Corporation (as Buyer may determine in its discretion) as soon as reasonably practicable after the Closing Date on substantially the same terms as, and in a manner consistent with, Buyer's existing outstanding options.


                                  ARTICLE IX

                       TERMINATION, AMENDMENT AND WAIVER
                       ---------------------------------

          SECTION  9.01  Termination.  This Agreement may be terminated at any
                         -----------
time prior to the Closing:

          (a) by mutual consent of Buyer and the Company;

          (b) by the Company, on the one hand, or by Buyer, on the other hand, by written notice to the other party or parties hereto if (i) the Merger shall not have been consummated on or before October 3, 1997 (or such later date as Buyer and the Company may agree) or (ii) the Merger shall not have been consummated by December 30, 1997, provided that in the case of a termination under clause (b) (i), the party terminating this Agreement shall not then be in material breach of any of its obligations under this Agreement;

          (c) by Buyer if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by the Company under this Agreement or
(ii) any of the conditions precedent to Closing set forth in Section 6.01 or
6.02 have not been met on the Closing Date, and, in each case, Buyer is not then in material default of its obligations hereunder; or

          (d) by the Company if (i) there has been a material misrepresentation, breach of warranty or breach of covenant by Buyer under this Agreement or (ii) any of the conditions precedent to Closing set forth in Section 6.01 or 6.03 have not been met on the Closing Date, and, in each case, the Company is not then in material default of its obligations hereunder.

          SECTION  9.02  Effect of Termination.
                         ---------------------

          (a) In the case of any termination of this Agreement, the provisions of Sections 8.03(b) and 8.04 shall remain in full force and effect.

          (b) Upon termination of this Agreement as provided in Section 9.01(a), this Agreement shall forthwith become void and there shall be no liability or obligation on the part of any party hereto or their respective directors, officers, employees, agents or other representatives.

          (c) In the event of termination of this Agreement as provided in
Section 9.1(b), (c) or (d) hereof, such termination shall be without prejudice to any rights that the terminating party or parties may have against the breaching party or parties or any other Person under the terms of this Agreement or otherwise.

          SECTION  9.03  Amendment.  This Agreement may be amended only by a
                         ---------
written instrument executed by each of the parties hereto.

          SECTION  9.04  Waiver.  Any term or provision of this Agreement may be
                         ------
waived in writing at any time by the party or parties entitled to the benefits thereof. No failure to exercise and no delay in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude the exercise of any other right, power or privilege. No waiver of any breach of any covenant or agreement hereunder shall be deemed a waiver of any preceding or subsequent breach of the same or any other covenant or agreement.


                                   ARTICLE X

                                INDEMNIFICATION
                                ---------------

          SECTION  10.01  Survival of Representations and Warranties and
                          ----------------------------------------------
Covenants.
---------

          (a) The representations and warranties of the parties hereto contained in this Agreement or in any writing delivered pursuant hereto or at the Closing shall survive the execution and delivery of this Agreement and the Closing and the consummation of the transactions contemplated hereby (and any examination or investigation by or on behalf of any party hereto) until (i) the date of completion of the first audit of financial statements containing combined operations of Buyer and the Surviving Corporation with respect to those representations and warranties expected to be encountered in the audit process, and (ii) the first anniversary of the Closing Date with respect to all other representations and warranties.

          (b) No Action may be commenced with respect to any representation, warranty, covenant or agreement in this Agreement, or in any writing delivered pursuant hereto, unless written notice, setting forth in reasonable detail the claimed breach thereof, shall be delivered pursuant to Section 11.01 to the party or parties against whom liability for the claimed breach is charged on or before the termination of the survival period specified in Section 10.01(a) for such representation, warranty, covenant or agreement.

          SECTION  10.02  Indemnification.
                          ---------------

          (a) The Shareholders covenant and agree to defend, indemnify and hold harmless Buyer and each Person who controls Buyer within the meaning of the Securities Act, and after the Closing, the Company, from and against any Damages arising out of or resulting from: (i) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement or in any writing delivered pursuant to this Agreement or at the Closing; or (ii) the failure of the Company to perform or observe fully any covenant, agreement or provision to be performed or observed by the Company pursuant to this Agreement; provided however, that (A) the Shareholders shall not be obligated to indemnify with respect to Damages from any individual claim, or series of related claims, of less than $1,000.00, and (B) the obligations of the Shareholders to indemnify hereunder shall apply only to the extent that the amount of Damages exceeds an accumulated total of $150,000.00 in the aggregate, at which point the obligations of the Shareholders shall be to indemnify for all Damages (including the first $150,000.00).

          (b) The Shareholders' liability under this Section 10.02 shall be allocated among them pro rata in accordance with their respective Allocable Percentages as set forth on Annex A hereto. No Shareholder shall have any right of contribution or equitable indemnification against the Company or the Surviving Corporation for the Shareholders' obligations under Section 10.02(a).

          (c) The indemnification obligations of the Shareholders under Section 10.02(a) shall not exceed the value of the Escrow Shares as set forth in the Escrow

Agreement, and shall be satisfied exclusively from the Escrow Shares or the proceeds therefrom, but only to the extent the Escrow Shares or such proceeds are held by the Escrow Agent.

          SECTION  10.03  Third Party Claims.
                          ------------------

          (a) If any party entitled to be indemnified pursuant to Section 10.02 (an "Indemnified Party") receives notice of the assertion by any third party of
     -----------------
any claim or of the commencement by any such third person of any Action (any such claim or Action being referred to herein as an "Indemnifiable Claim") with
                                                     -------------------
respect to which another party hereto (an "Indemnifying Party") is or may be
                                           ------------------
obligated to provide indemnification, the Indemnified Party shall promptly notify the Representative in writing (the "Claim Notice") of the Indemnifiable
                                           ------------
Claim; provided, however, that the failure to provide such notice shall not
       --------  -------
relieve or otherwise affect the obligation of the Indemnifying Party to provide indemnification hereunder, except to the extent that any Damages directly resulted or were caused by such failure.

          (b) The Representative, on behalf of the Shareholders, shall have thirty (30) days after receipt of the Claim Notice to undertake, conduct and control, through counsel of his own choosing, and at the Shareholders' expense (as provided in the Escrow Agreement), the settlement or defense thereof, and the Indemnified Party shall cooperate with the Representative in connection therewith; provided, however, that (i) the Representative shall permit the
           --------  -------
Indemnified Party to participate in such settlement or defense through counsel chosen by the Indemnified Party (subject to the consent of the Representative, which consent shall not be unreasonably withheld), provided that the fees and expenses of such counsel shall not be borne by the Shareholders, and (ii) the Representative shall not settle any Indemnifiable Claim without the Indemnified Party's consent, which will not be unreasonably withheld. So long as the Representative is vigorously contesting any such Indemnifiable Claim in good faith, the Indemnified Party shall not pay or settle such claim without the Representative's consent, which consent shall not be unreasonably withheld.

          (c) If the Representative does not notify the Indemnified Party within thirty (30) days after receipt of the Claim Notice that it elects to undertake the defense of the Indemnifiable Claim described therein, the Indemnified Party shall have the right to contest, settle or compromise the Indemnifiable Claim in the exercise of its reasonable discretion; provided, however, that the Indemnified Party shall
                       --------  -------
notify the Representative of any compromise or settlement of any such Indemnifiable Claim.

          (d) Anything contained in this Section 10.03 to the contrary notwithstanding, the Representative shall not be entitled to assume the defense for any Indemnifiable Claim (and the Shareholders shall be liable for the reasonable fees and expenses incurred by the Indemnified Party in defending such claim) if the Indemnifiable Claim seeks an order, injunction or other equitable relief or relief for other than money damages against Buyer or the Surviving Corporation which Buyer reasonably determines, after conferring with its counsel, cannot be separated from any related claim for money damages and which, if successful, would materially and adversely affect the business, properties or prospects of Buyer or the Surviving Corporation; provided, however, if such
                                                 --------  -------
equitable relief portion of the Indemnifiable Claim can be so separated from that for money damages, the Representative shall be entitled to assume the defense of the portion relating to money damages.

          SECTION  10.04  Former Directors, Officers, Employees and Agents.
                          ------------------------------------------------
After the Closing, Buyer and the Surviving Corporation shall indemnify and advance expenses to each Person who was a director, officer, employee or agent of the Company to the maximum extent provided in the Company's articles of incorporation and bylaws as in effect on the date hereof.

          SECTION  10.05  Directors and Officers Insurance. Buyer and the
                          --------------------------------
Surviving Corporation shall continue in full force and effect the Company's directors and officers liability insurance Policy for one year after the Closing.


                                   ARTICLE XI

                               GENERAL PROVISIONS
                               ------------------

          SECTION  11.01  Notices.  All notices and other communications under
                          -------
or in connection with this Agreement shall be in writing and shall be deemed given (a) if delivered personally, upon delivery, (b) if delivered by registered or certified mail (return receipt requested), upon the earlier of actual delivery or three Business Days after being mailed, or (c) if given by telecopy, upon confirmation of transmission by telecopy (or, if such confirmation does not occur during normal business hours on a Business Day then on the next Business Day), in each case to the parties at the following addresses:

               (a) If to Buyer or Newco, addressed to:

                    Semtech Corporation
                    652 Mitchell Road
                    Newbury Park, California  91320
                    Telecopy:   (805) 499-5487

                    Attention:  Mr. John D. Poe

                    With a copy to:

                    Paul, Hastings, Janofsky & Walker LLP
                    555 South Flower Street, 23rd Floor
                    Los Angeles, California 90071
                    Telecopy:  (213) 627-0705

                    Attention:  Robert A. Miller, Jr., Esq.

               (b)  If to the Company, addressed to:

                    Edge Semiconductor Incorporated
                    10021 Willow Creek Road
                    San Diego, California  92131
                    Telecopy:  (619) 695-2633

                    Attention:  Mr. Wylie Plummer

                    With a copy to:

                    Brobeck, Phleger & Harrison LLP
                    550 West C Street, Suite 1300
                    San Diego, California  92101
                    Telecopy:  (619) 234-3848

                    Attention:  Hayden J. Trubitt, Esq.


          SECTION  11.02  Severability.  If any term or provision of this
                          ------------
Agreement or the application thereof to any circumstance shall, in any jurisdiction and to any extent, be invalid or unenforceable, such term or provision shall be ineffective as to such jurisdiction to the extent of such invalidity or unenforceability without invalidating or rendering unenforceable such term or provision in any other jurisdiction, the remaining terms and provisions of this Agreement or the application of such terms and provisions to circumstances other than those as to which it is held invalid or enforceable.

          SECTION  11.03  Entire Agreement.  This Agreement, including the
                          ----------------
annexes and schedules attached hereto and other documents referred to herein, and the Confidentiality Agreement, contain the entire understanding of the parties hereto in respect of their subject matter and supersede all prior and contemporaneous agreements and understandings, oral and written, among the parties with respect to such subject matter.

          SECTION  11.04  Successors and Assigns.  This Agreement shall be
                          ----------------------
binding upon and inure to the benefit of each of the parties hereto and their respective successors, heirs and assigns; provided, however, that no party may
                                          --------  -------
assign either this Agreement or any of its rights, interests or obligations hereunder in whole or in part without the prior written consent of the other parties hereto (other than to the Surviving Corporation as a result of the Merger), and any such transfer or assignment without said consent shall be void, ab initio.  Subject to the immediately preceding sentence, and except to the
---------
extent the Shareholders are indicated third-party beneficiaries hereof (including, without limitation, all of Article V), this Agreement is not intended to benefit, and shall not run to the benefit of or be enforceable by, any other person or entity other than the parties hereto and their permitted successors and assigns.

          SECTION  11.05  Counterparts.  This Agreement may be executed in one
                          ------------
or more counterparts, each of which shall be deemed an original, but all such counterparts together shall constitute but one and the same Agreement.

          SECTION  11.06  Schedules and Annexes.  The schedules and annexes to
                          ---------------------
this Agreement are incorporated herein and, by this reference, made a part hereof as if fully set forth at length herein.

          SECTION  11.07  Construction.
                          ------------

          (a) The article, section and subsection headings used herein are inserted for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

          (b) As used in this Agreement, the masculine, feminine or neuter gender, and the singular or plural, shall be deemed to include the others whenever and wherever the context so requires.

          (c) For the purposes of this Agreement, unless the context clearly requires, "or" is not exclusive.

          SECTION  11.08  Waiver of Jury Trial.  Each party hereto hereby
                          --------------------
knowingly, voluntarily and intentionally waives any right it may have to a jury trial in any legal proceeding which may be hereafter instituted by any party hereto to assert a claim arising out of or relating to this Agreement or any other agreement, instrument or document contemplated hereby or thereby.

          SECTION  11.09  Governing Law.  This Agreement shall be governed by
                          -------------
and construed in accordance with the internal laws (and not the law of conflicts) of the State of California.

          SECTION  11.10  Remedies.  The rights and remedies of each party under
                          --------
this Agreement are in addition to all other rights and remedies, at law or in equity, that such party may have against the other parties.

          SECTION  11.11  Disclosure on Schedules. Information specifically and
                          -----------------------
expressly disclosed on a Schedule shall be deemed disclosed on other Schedules, and the failure to disclose or set forth any information required to be disclosed on any Schedule hereto, which information is specifically and expressly disclosed on another Schedule hereto, shall not constitute a breach or failure to disclose under this Agreement.

          IN WITNESS WHEREOF, the parties have duly executed, or have caused this Agreement to be duly executed on their behalf, as of the day and year first above written.


                         ESI ACQUISITION CORP.
                         a California corporation


                         By:/s/ David Franz, Jr.
                            ----------------------
                            An Authorized Officer



                         SEMTECH CORPORATION
                         a Delaware corporation


                         By:/s/ David Franz, Jr.
                            --------------------
                            An Authorized Officer



                         EDGE SEMICONDUCTOR INCORPORATED,
                         a California corporation


                         By:/s/ Wylie Plummer
                            -----------------
                            An Authorized Officer

                                                                         ANNEX A
                                                                         -------

                          LIST OF COMPANY SHAREHOLDERS


============================================================================================
                                        COMMON STOCK
============================================================================================
                       NUMBER OF    NUMBER OF
                       SHARES OF    SHARES OF
                        COMPANY       BUYER
                        COMMON        COMMON     INITIAL   ESCROW   FRACTIONAL    ALLOCABLE
    NAME                 STOCK        STOCK       SHARES    SHARES     SHARE      PERCENTAGE
--------------------------------------------------------------------------------------------
Brooktree               834,999     95,288.53    90,524    4,764    0.5299         12.71%
 Corporation*
--------------------------------------------------------------------------------------------
MOSAID U.S.             775,357     88,482.30    84,058    4,424    0.2960         11.80%
 Holdco, Inc.*
--------------------------------------------------------------------------------------------
Wylie                   610,000     69,612.06    66,131    3,481    0.0633          9.28%
 Plummer*+
--------------------------------------------------------------------------------------------
John                    600,000     68,470.88    65,047    3,423    0.8819          9.13%
 Muramatsu*+
--------------------------------------------------------------------------------------------
Jeff King*+             600,000     68,470.88    65,047    3,423    0.8819          9.13%
--------------------------------------------------------------------------------------------
Stuart Molin*+          510,000     58,200.25    55,290    2,910    0.2496          7.76%
--------------------------------------------------------------------------------------------
H.Y. Associates         500,000     57,059.07    54,206    2,853    0.0683          7.61%
 Co., Ltd.*
--------------------------------------------------------------------------------------------
David Axness+           230,000     26,247.17    24,935    1,312    0.1714          3.50%
--------------------------------------------------------------------------------------------
Chris Wilson+           230,000     26,247.17    24,935    1,312    0.1714          3.50%
--------------------------------------------------------------------------------------------
Kevin Hsu+              230,000     26,247.17    24,935    1,312    0.1714          3.50%
--------------------------------------------------------------------------------------------
Patrick Sullivan+       230,000     26,247.17    24,935    1,312    0.1714          3.50%
--------------------------------------------------------------------------------------------
George Eisler*          100,000     11,411.81    10,840      571    0.8137          1.52%
--------------------------------------------------------------------------------------------
William Norgren          62,500      7,132.38     6,775      357    0.3835          0.95%
--------------------------------------------------------------------------------------------
Myron S. Eichen          62,500      7,132.38     6,775      357    0.3835          0.95%
--------------------------------------------------------------------------------------------
John R. Bolin            62,500      7,132.38     6,775      357    0.3835          0.95%
--------------------------------------------------------------------------------------------
Donald J.                62,500      7,132.38     6,775      357    0.3835          0.95%
 Fleischli
--------------------------------------------------------------------------------------------
Vincent Richiuti         62,500      7,132.38     6,775      357    0.3835          0.95%
--------------------------------------------------------------------------------------------
B. Mason                 37,500      4,279.43     4,065      214    0.4301          0.57%
 Flemming, Jr.
--------------------------------------------------------------------------------------------
Robert C.                30,000      3,423.54     3,252      171    0.5441          0.46%
 Albrow*
--------------------------------------------------------------------------------------------
James Davis              25,000      2,852.95     2,709      143    0.9534          0.38%
--------------------------------------------------------------------------------------------

============================================================================================
                                        COMMON STOCK
============================================================================================
Thomas Clotfelter        25,000     2,852.95     2,709      143       0.9534          0.38%
--------------------------------------------------------------------------------------------
Dennis P. Riley          25,000     2,852.95     2,709      143       0.9534          0.38%
--------------------------------------------------------------------------------------------
Martin C.                25,000     2,852.95     2,709      143       0.9534          0.38%
 Dickinson
--------------------------------------------------------------------------------------------
Robert F.                15,000     1,711.77     1,625       86       0.7720          0.23%
 Sensibaugh
--------------------------------------------------------------------------------------------
John M. Seiber           12,500     1,426.48     1,355       71       0.4767          0.19%
--------------------------------------------------------------------------------------------
Dan Pador                10,000     1,141.18     1,084       57       0.1814          0.15%
--------------------------------------------------------------------------------------------

SUBTOTAL                5,967,856   681,040.61   646,975   34,053     12.6056        90.81%
============================================================================================

============================================================================================
                                  OPTION & WARRANT HOLDERS
============================================================================================
                     NUMBER OF    NUMBER OF
                      SHARES OF    SHARES OF
       NAME           COMPANY       BUYER
                      COMMON       COMMON       INITIAL   ESCROW    FRACTIONAL    ALLOCABLE
                       STOCK        STOCK       SHARES    SHARES      SHARE      PERCENTABE
============================================================================================
Flemming &              120,000    12,976.55    12,327       649       0.5535         1.73%
 Lessard
-------------------------------------------------------------------------------------------
Kenneth Iles            100,000    10,813.79    10,272       541       0.7946         1.44%
-------------------------------------------------------------------------------------------
Mark Drucker             60,000     4,604.52     4,374       230       0.5167         0.61%
-------------------------------------------------------------------------------------------
Paul Nygaard             50,000     3,837.10     3,645       192       0.0973         0.51%
-------------------------------------------------------------------------------------------
Jeffrey Teza*            50,000     5,406.90     5,136       270       0.8973         0.72%
-------------------------------------------------------------------------------------------
Shirley Conro            50,000     5,332.14     5,065       267       0.1449         0.71%
-------------------------------------------------------------------------------------------
Minh Pham                50,000     5,332.14     5,065       267       0.1449         0.71%
-------------------------------------------------------------------------------------------
Tracie Garner            50,000     5,406.90     5,136       270       0.8973         0.72%
-------------------------------------------------------------------------------------------
Dan Pador                40,000     4,325.52     4,109       216       0.5178         0.58%
-------------------------------------------------------------------------------------------
Carl Ogden               25,000     1,918.55     1,822        96       0.5486         0.26%
-------------------------------------------------------------------------------------------
Robert Albrow*           20,000     2,088.01     1,984       104       0.0065         0.28%
-------------------------------------------------------------------------------------------
Tony Lamotte             20,000     1,983.35     1,884        99       0.3532         0.26%
-------------------------------------------------------------------------------------------
Gary Goto                20,000     1,534.84     1,457        77       0.8389         0.20%
-------------------------------------------------------------------------------------------
Bryan Fraser             15,000     1,151.13     1,093        58       0.1292         0.15%
-------------------------------------------------------------------------------------------
Jennifer Osgood           5,000       495.84       470        25       0.8383         0.07%
-------------------------------------------------------------------------------------------
Adele Chaisson            5,000       421.09       400        21       0.0859         0.06%
-------------------------------------------------------------------------------------------
Pamela Richter            5,000       421.09       400        21       0.0859         0.06%
-------------------------------------------------------------------------------------------

============================================================================================
                                  OPTION & WARRANT HOLDERS
============================================================================================
George Kochel             3,000       230.23       219        11       0.2258        0.03%
-------------------------------------------------------------------------------------------
Thuyet Pham               2,000       189.37       180         9       0.3650        0.03%
-------------------------------------------------------------------------------------------
Lori McClain              2,000       168.43       160         8       0.4344        0.02%
-------------------------------------------------------------------------------------------
Alfredo Ocasio            1,000        84.22        80         4       0.2172        0.01%
-------------------------------------------------------------------------------------------
Terri Coburn              1,000        84.22        80         4       0.2172        0.01%
-------------------------------------------------------------------------------------------
Tam Tran                  1,000        76.74        72         4       0.7419        0.01%
-------------------------------------------------------------------------------------------
Teresita Dela               500        38.37        36         2       0.3710        0.01%
 Rosa
-------------------------------------------------------------------------------------------
Hien Pham                   500        38.37        36         2       0.3710        0.01%
-------------------------------------------------------------------------------------------

SUBTOTAL                696,000    68,959.39    65,502     3,447      10.3944        9.19%
============================================================================================

============================================================================================
                 COMMON STOCK HOLDERS AND OPTION AND WARRANT HOLDERS 712,477
============================================================================================
           NUMBER OF      NUMBER OF
            SHARES OF     SHARES OF
            COMPANY        BUYER
            COMMON         COMMON       INITIAL      ESCROW     FRACTIONAL    ALLOCABLE
             STOCK         STOCK         SHARES      SHARES      SHARES       PERCENTAGE
-------------------------------------------------------------------------------------------
TOTAL       6,663,856      750,000      712,477      37,500        23.00       100.00%
============================================================================================

     *    Designates an Affiliate of the Company.

     + Such shares are held in the name of Trustee of the Edge Semiconductor Voting Trust, pursuant to that certain Voting Trust Agreement dated April 12, 1994 by and among Wylie Plummer, Jeff King, John Muramatsu, Stuart Molin, David Axness, Patrick Sullivan, Chris Wilson and Kevin Hsu.